UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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INTERNATIONAL TOWER HILL MINES LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTERNATIONAL TOWER HILL MINES LTD.

SUITE 2300, 1177 WEST HASTINGS STREET VANCOUVER, BC V6E 2K3

TEL: 604-683-6332

FAX: 604-408-7499

NOTICE OF 2020 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2020

To the Shareholders of INTERNATIONAL TOWER HILL MINES LTD.:

NOTICE IS HEREBY GIVEN that the 2020 Annual General and Special Meeting (the “Meeting”) of the shareholders of International Tower Hill Mines Ltd. (the “Company”) will be held at the Company’s Fairbanks office, located at 506 Gaffney Road, Suite 200, Fairbanks, Alaska 99701, on Wednesday, May 27, 2020, at 8:45 a.m. (Alaska Daylight Time), for the following purposes:

1.	To receive the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2019 (with comparative statements relating to the preceding fiscal period) together with the report of the auditor thereon;

2.	To elect each of the seven persons named in the Company’s Information Circular/Proxy Statement as directors of the Company, to hold office until the Company’s next annual general meeting of shareholders or until such director’s successor is elected and qualified;

3.	To appoint Davidson & Company LLP as auditors/independent registered public accountants of the Company for the fiscal year ending December 31, 2020 and to authorize the Company’s board of directors to fix the auditors’ remuneration;

4.	To conduct an advisory vote on the compensation of the named executive officers;

5.	To re-approve the Company’s 2017 Deferred Share Unit Incentive Plan and approve any unallocated deferred share units or entitlements issuable pursuant to such plan; and

6.	To transact any other business that may properly come before the Meeting and any postponements or adjournments thereof.

The Company has fixed the close of business on April 7, 2020 as the record date for the determination of shareholders who are entitled to receive notice of, and to vote at, the Meeting. The transfer books of the Company will not be closed. Only shareholders of record as of the close of business on April 7, 2020 are entitled to receive notice of and to vote at the Meeting and any postponements or adjournments thereof. The accompanying Information Circular/Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is incorporated into this notice.

Due to recently announced restrictions and recommendations regarding public meetings and social distancing measures as a result of COVID-19, shareholders are strongly encouraged to vote their Common Shares in advance of the Meeting rather than attending in person. Social distancing measures will be strictly enforced at the Meeting and travel restrictions may make it difficult for shareholders to travel to and from the Meeting.

Instructions for voting your Common Shares in advance of the Meeting by mail, telephone or through the Internet are detailed in the accompanying Information Circular/Proxy Statement. Shareholders who wish to observe proceedings at the Meeting will be able to join the Meeting by conference call at 800-315-6338 or +1-913-904-9376, access code 82800. The only matters addressed at the Meeting will be the formal business of the Meeting described in this Notice. There will not be a follow-up corporate presentation or question period provided by management or the Chair of the Board.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Debbie Evans
Debbie Evans,
Corporate Secretary

Vancouver, British Columbia, Canada

April 7, 2020

Important Notice Regarding the Availability of Proxy Materials

for the Annual General and Special Meeting of Shareholders to be Held on May 27, 2020:

The Proxy Statement and 2019 Annual Report to Shareholders are available at the Company’s website: www.ithmines.com

INTERNATIONAL TOWER HILL MINES LTD.

INFORMATION CIRCULAR/PROXY STATEMENT

INTERNATIONAL TOWER HILL MINES LTD.

SUITE 2300, 1177 WEST HASTINGS STREET VANCOUVER, BC V6E 2K3

TEL: 604-683-6332

FAX: 604-408-7499

INFORMATION CIRCULAR/PROXY STATEMENT

2020 Annual General and Special Meeting

(Information is as at April 7, 2020 except as indicated)

This information circular/proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of INTERNATIONAL TOWER HILL MINES LTD. (the “Company”) for use at the 2020 Annual General and Special Meeting of Shareholders (the “Meeting”) to be held at the Company’s Fairbanks office, located at 506 Gaffney Road, Suite 200, Fairbanks, Alaska 99701, on Wednesday, May 27, 2020, at 8:45 a.m. (Alaska Daylight Time), or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy/voting instruction form are first being sent to shareholders beginning on or about April 17, 2020.

All dollar amounts used herein are in U.S. dollars unless otherwise noted. References to C$ or CAD represent amounts denominated in Canadian dollars.

At the Meeting, shareholders will vote on the following matters, as well as any other business properly brought before the Meeting:

•	Proposal One: To elect as directors of the Company each of the seven nominees named in this Proxy Statement. The Board recommends a vote FOR each of these nominees.

•	Proposal Two: To appoint Davidson & Company LLP as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2020 and to authorize the Board to fix the auditors’ remuneration. The Board recommends a vote FOR this proposal.

•	Proposal Three: To provide advisory approval of the compensation of the Company’s named executive officers. The Board recommends a vote FOR this proposal.

•	Proposal Four: To re-approve the Company’s 2017 Deferred Share Unit Incentive Plan (the “DSU Plan”) and approve any unallocated deferred share units or entitlements issuable pursuant to such plan.

Due to recently announced restrictions and recommendations regarding public meetings and social distancing measures as a result of COVID-19, shareholders are strongly encouraged to vote their Common Shares in advance of the Meeting rather than attending in person. Social distancing measures will be strictly enforced at the Meeting and travel restrictions may make it difficult for shareholders to travel to and from the Meeting.

Instructions for voting your Common Shares in advance of the Meeting by mail, telephone or through the Internet are described in detail below. Shareholders who wish to observe proceedings at the Meeting will be able to join the Meeting by conference call at 800-315-6338 or +1-913-904-9376, access code 82800. The only matters addressed at the Meeting will be the formal business of the Meeting described in this Proxy Statement. There will not be a follow-up corporate presentation or question period provided by management or the Chair of the Board.

VOTING AT THE ANNUAL GENERAL MEETING

The only voting securities of the Company are its common shares without par value (the “Common Shares”). Only holders of record of Common Shares at the close of business on April 7, 2020 (the “Record Date”), the date selected as the record date by the Board, are entitled to receive notice of, and to vote at, the Meeting. The holders of Common Shares are entitled to one vote per share on each matter submitted to a vote of the shareholders. The Common Shares will vote together as a single class on all matters to be considered at the Meeting. At the close of business on April 7, 2020, 187,573,671 Common Shares were outstanding and entitled to vote.

On a show of hands, every individual who is present as a registered shareholder or as a duly appointed representative of one or more registered corporate shareholders will have one vote, and on a poll every registered shareholder present in person or represented by a validly appointed proxyholder, and every person who is a duly appointed representative of one or more corporate registered shareholders, will have one vote for each Common Share registered in the name of the shareholder on the list of shareholders, which is available for inspection during normal business hours at Computershare Investor Services Inc. and will be available at the Meeting. Shareholders represented by proxyholders are not entitled to vote on a show of hands.

A quorum for the transaction of business at the Meeting or any adjournment or postponement thereof is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding Common Shares. Abstentions and broker non-votes are counted as present to determine whether there is a quorum for the Meeting. A broker non-vote occurs if a shareholder does not provide the record holder of their shares (usually a bank, broker or other nominee) with voting instructions on a matter and the record holder does not have discretionary voting authority to vote on the matter without instructions from such shareholder.

Subject to the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15):

(a)	if the number of directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a director by virtue of receiving at least one vote “For”; and

(b)	if the number of directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a director, then the number of nominees equal to the number of directors fixed for the time being who receive the highest proportion of votes cast will be elected as directors.

The allowable votes with respect to the election of directors (Proposal One) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

With respect to the appointment of the auditors (Proposal Two), the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to appoint Davidson & Company LLP, who is proposed by the Company’s Audit Committee for appointment, as the Company’s auditors/independent registered public accountants for the fiscal year ending December 31, 2020.

With respect to the advisory vote on the compensation of the named executive officers (Proposal Three), and re-approval of the DSU Plan (Proposal Four), a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on the proposal is required to approve the matter.

For all proposals, abstentions and broker non-votes will be counted as present at the Meeting, but will not have any effect on the outcome of these matters.

The holders of Common Shares are not entitled to appraisal or dissenters’ rights with respect to any of the matters to be considered at the Meeting.

REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, you may revoke an executed and deposited proxy by (a) except to the extent otherwise noted on such later proxy, signing a new proxy bearing a later date and depositing it at the place and within the time required for the deposit of proxies, (b) signing and dating a written notice of revocation (in the same manner as a proxy is required to be executed, as set out in the notes to the proxy) and either depositing it at the place and within the time required for the deposit of proxies or with the Chair of the Meeting on the day of the Meeting prior to the commencement of the Meeting, or (c) registering with the scrutineer at the Meeting as a registered shareholder present in person and indicating you wish to revoke any previously deposited proxy, whereupon any proxy previously executed and deposited by such registered shareholder will be deemed to have been revoked.

Only registered shareholders have the right to revoke a proxy. If you are not a registered shareholder and you wish to change your vote, you must, at least seven days before the Meeting, arrange for the intermediary which holds your Common Shares to revoke the proxy given by them on your behalf.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

PERSONS MAKING THE SOLICITATION AND SOLICITATION COSTS

The enclosed proxy is solicited by management of the Company and the Board. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made, without special compensation, by the Company’s officers or employees. The Company may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for their reasonable out-of-pocket expenses incurred in forwarding proxy materials and obtaining authorization from their principals to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. Except as detailed under “Non-Registered Shareholders” below, all costs of the solicitation of proxies will be borne by the Company. None of the directors have advised that they intend to oppose any action intended to be taken by the Company as set forth in this Proxy Statement.

The contents and the sending of this Proxy Statement have been approved by the Board.

PROXY INSTRUCTIONS

The persons named in the accompanying proxy are current directors or officers of the Company. If a shareholder wishes to appoint some other person (who need not be a shareholder) to represent that shareholder at the Meeting, the shareholder may do so either by (i) striking out the printed names and inserting the desired person’s name in the blank space provided in the proxy or (ii) completing another proper proxy and, in either case, delivering the completed and executed proxy to the Company’s transfer agent, Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, by not later than 9:00 a.m. (Alaska Daylight Time) / 1:00 p.m. (Eastern Daylight Time) on Monday, May 25, 2020 or, in the event the Meeting is postponed or adjourned, not less than two business days prior to the day set for the recommencement of such postponed or adjourned Meeting. Proxies delivered after such times will not be accepted or acted upon.

Due to recently announced restrictions and recommendations regarding public meetings and social distancing measures as a result of COVID-19, shareholders are strongly encouraged to vote their common shares in advance of the Meeting rather than attending in person. Social distancing measures will be strictly enforced at the Meeting and travel restrictions may make it difficult for shareholders to travel to and from the Meeting. If you strike out the names of the management-designated proxyholders and insert your name or an alternative name, there is no assurance that you or your proxyholder will be able to attend and vote your shares at the meeting.

To be valid, the proxy must be dated and be signed by the shareholder or by a duly appointed attorney for such shareholder, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. If a proxy is signed by a person other than the registered shareholder, or by an officer of a registered corporate shareholder, the Chair of the Meeting may require evidence of the authority of such person to sign before accepting such proxy.

THE SHARES REPRESENTED BY A PROXY WILL BE VOTED OR WITHHELD FROM VOTING BY THE PROXYHOLDER IN ACCORDANCE WITH THE INSTRUCTIONS OF THE PERSON APPOINTING THE PROXYHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR AND, IF A CHOICE HAS BEEN SPECIFIED WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED ACCORDINGLY.

If a choice with respect to any proposal is not specified or if more than one choice has been specified for the same proposal, the person appointed proxyholder will vote the securities represented by the proxy as recommended by the Board. These recommendations are: FOR the election of all of the nominees for director named in this Proxy Statement, FOR the appointment of Davidson & Company LLP as the Company’s auditor/independent registered public accountants for the fiscal year ending December 31, 2020, FOR approval, on a non-binding advisory basis, of the compensation of the named executive officers, and FOR re-approval of the DSU Plan.

The enclosed proxy, when properly completed and delivered and not revoked, confers discretionary authority upon the person(s) appointed proxyholder(s) thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting or any other matters which may properly come before the Meeting. At the time of the printing of this Proxy Statement, the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

NON-REGISTERED SHAREHOLDERS

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their Common Shares in their own name.

Only registered shareholders or duly appointed proxyholders for registered shareholders are permitted to vote at the Meeting. Most of the shareholders of the Company are “non-registered” shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of (or the name of a nominee of) the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of Common Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either (a) in the name of an intermediary (the “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans) or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited in Canada or Depositary Trust and Clearing Corporation in the United States) of which the Intermediary is a participant. In accordance with the “Notice and Access” provisions of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, the Company has distributed Proxies/Voting Instruction Forms together with a notice with information on how Non-Registered Holders may access the Notice of Meeting and Proxy Statement electronically (collectively referred to as the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use third-party independent service companies to forward the Meeting Materials to Non-Registered Holders. Generally, if you are a Non-Registered Holder and you have not waived the right to receive the Meeting Materials you will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted to the number of Common Shares beneficially owned by you, but which is otherwise not complete. Because the Intermediary has already signed the proxy, this proxy is not required to be signed by you when submitting it. In this case, if you wish to submit a proxy you should otherwise properly complete the executed proxy provided and deposit it with the Company’s Registrar and Transfer Agent, Computershare Investor Services Inc., as provided above; or

(b)	more typically, be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form” or “voting instruction form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy accompanied by a page of instructions that contains a removable label containing a bar-code and other information. In order for the proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the proxy, properly complete and sign the proxy and return it to the Intermediary or its service company (not the Company or Computershare Investor Services Inc.) in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares that they beneficially own. If you are a Non-Registered Holder and you wish to vote at the Meeting in person as proxyholder for the Common Shares owned by you, you should strike out the names of the management-designated proxyholders named in the proxy authorization form or voting instruction form and insert your name in the blank space provided. In either case, you should carefully follow the instructions of your Intermediary, including when and where the proxy authorization form or voting instruction form is to be delivered.

The Meeting Materials are being sent to both registered shareholders and Non-Registered Holders who have not objected to the Intermediary through which their Common Shares are held disclosing ownership information about themselves to the Company (“NOBOs”). If you are a NOBO, and the Company or its agent has sent these materials to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary on your behalf.

If you are a Non-Registered Holder who has objected to the Intermediary through which your Common Shares are held disclosing ownership information about you to the Company (an “OBO”), you should be aware that the Company does not intend to pay for Intermediaries to forward the Meeting Materials, including proxies or voting information forms, to OBOs and therefore an OBO will not receive the Meeting Materials unless that OBO’s Intermediary assumes the cost of delivery.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Proxy Statement, no director or executive officer, no proposed nominee for election as a director, no person who has been a director or executive officer since the commencement of the Company’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The directors of the Company are elected at each annual general meeting of shareholders to hold office until the next annual general meeting of shareholders or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act (British Columbia) (“BCBCA”). Since the 2019 Annual General Meeting of Shareholders, no fees have been paid to any third party to identify or evaluate a potential director nominee.

Information concerning the nominees for election as directors is set forth below under “Directors and Officers – Nominees for the Board.” In the absence of instructions to the contrary, the Common Shares represented by proxies will be voted FOR each of the nominees listed below. Management does not contemplate that any of the nominees will be unable to serve as a director. All nominees are current directors of the Company.

Vote Required for Approval

Subject to the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15):

(a)	if the number of directors fixed for the time being by the shareholders is the same as the number of nominees standing for election as a director, a nominee is elected as a director by virtue of receiving at least one vote “For”; and

(b)	if the number of directors fixed for the time being by the shareholders is less than the number of nominees standing for election as a director, then the number of nominees equal to the number of directors fixed for the time being who receive the highest proportion of votes cast will be elected as directors.

The allowable votes with respect to the election of directors (Proposal One) are “For” and “Withhold”. “Withhold” votes are only relevant in connection with the Company’s Majority Voting in Director Elections Policy (see “Statement of Corporate Governance Practices – Majority Voting Policy” on page 15). Directors are elected individually, and cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes are not relevant to and will have no effect on this proposal regarding the election of directors.

The director nominees are: Messrs. Damola Adamolekun, Anton Drescher, Karl Hanneman, Stuart Harshaw, Marcelo Kim, Stephen Lang and Thomas Weng.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to current directors, nominees for director and executive officers of the Company as of April 7, 2020.

Name and Residence	Age	Position	Director Since	Current or Former Public Company Directorships	Stock Exchange
Damola Adamolekun New York, USA	31	Director	March 22, 2018	None	-
Anton Drescher British Columbia, Canada	63	Director	October 1, 1991	CENTR Brands Corp. (current) Corvus Gold Inc. (current) Oculus VisionTech Inc. (current) Xiana Mining Inc. (current)	CSE TSX TSXV TSXV
Stuart Harshaw Ontario, Canada	52	Director	April 1, 2018	PT Vale Indonesia TBK (former) Constantine Metal Resources Ltd. (current) Platinum Group Metals Ltd (current)	IDX TSXV TSX
Marcelo Kim New York, USA	33	Director (Chair)	December 28, 2016	Midas Gold Corp. (current)	TSX
Stephen Lang Missouri, USA	64	Director (Lead Independent Director)	February 1, 2014	Allied Nevada Gold Corp. (former) Alio Gold Inc. (current) Bear Creek Mining (current) Centerra Gold Corp. (current; ) HudBay Minerals Inc. (current)	TSX, NYSE American TSX, NYSE American TSXV TSX TSX, NYSE
Thomas Weng New Jersey, USA	51	Director	August 5, 2013	East Asia Minerals Corporation (former) Scorpio Mining Corporation (former) Jaguar Mining Inc. (current)	TSXV TSXV TSX
Karl Hanneman Alaska, USA	62	Director & CEO	May 30, 2018	Northrim BanCorp, Inc. (current)	NASDAQ
David Cross British Columbia, Canada	44	CFO	N/A

Advantage Lithium Corp. (current)

CENTR Brands Corp. (former)

Crystal Lake Mining Corp. (formerly Sierra Iron Ore Corporation) (former)

Northern Lights Resources Corp. (former)
Victory Resources Corporation (current)

					TSXV CSE TSXV CSE CSE

Nominees for the Board:

The directors of the Company are elected at each annual general meeting of shareholders and hold office until the next annual general meeting of shareholders or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the BCBCA. The following is a brief biographical description of each director nominee, which includes a discussion of the skills and attributes of each director, and that, in part, led the Corporate Governance and Nominating Committee (“CGNC”) to conclude that each respective director should continue to serve as a member of the Board.

Pursuant to an Investor Rights Agreement dated December 28, 2016 between Paulson & Co. Inc. (“Paulson”) and the Company (“IRA”), the Company has agreed with Paulson that, so long as Paulson, together with its affiliates, owns in the aggregate 20% or more of the issued and outstanding Common Shares, Paulson is entitled to designate two nominees for election to the Board. Paulson and its affiliates currently own 59,593,314 Common Shares in the aggregate, representing approximately 31.77% of the currently outstanding Common Shares, and Paulson is therefore entitled to nominate two persons for election to the Board. Paulson has determined to nominate Marcelo Kim, the current Chair of the Board, and Damola Adamolekun for re-election to the Board.

Damola Adamolekun – Mr. Adamolekun is a Vice President at Paulson, where he has played a vital role in the sourcing and subsequent management of a number of the firm’s largest investments since 2016. Prior to joining Paulson, Mr. Adamolekun worked in the Investment Banking Division of Goldman Sachs since 2011 and as a Private Equity Associate in TPG Capital’s North American Buyout Group since 2013. Mr. Adamolekun received a Bachelor of Arts in Economics and Urban Studies from Brown University and a Masters of Business Administration from the Harvard Business School. Mr. Adamolekun is one of the two nominees entitled to be put forward by Paulson under the IRA.

Anton Drescher – Mr. Drescher has been a Certified Management Accountant since 1981. He was a director (from 2007 to July 2019) of Trevali Mining Corporation, a public mining company listed on the TSX, a director (since 2010) of Corvus Gold Inc., a public mineral exploration company listed on the TSX, a director (since 1996) and Chief Financial Officer (since 2012) of Xiana Mining Inc. (formerly Dorato Resources Inc.), a public mineral exploration company listed on the TSXV, a director (from April 2017 to November 2019) of RavenQuest BioMed Inc., a company listed on the CSE, and the Chief Financial Officer and a director (since 1994) of Oculus VisionTech Inc., a public company involved in watermarking of film and data and listed on the TSXV and the OTC Bulletin Board. Mr. Drescher is also the President (since 1979) of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations, and the President (since 1998) of Harbour Pacific Capital Corp., a private company involved in regulatory filings for businesses in Canada. Mr. Drescher has served on the Board since 1991. The CGNC recommended that the Company nominate Mr. Drescher for re-election to the Board due to his significant financial and accounting experience, together with his director experience with other mining and mineral exploration companies.

Karl Hanneman – Mr. Hanneman has been the Chief Executive Officer of the Company since January 31, 2017. Prior to that he was the Chief Operating Officer of the Company since March 26, 2015 and was, prior to that, the General Manager for the Company. Mr. Hanneman has been with the Company since May 2010, during which time he was responsible for assembling the Alaska team and served as Manager of the Company’s Livengood Gold Project (the “Livengood Gold Project”). Mr. Hanneman has more than 35 years of Alaska-based mining industry experience including 12 years for Teck Resources Limited, where he served as Alaska Regional Manager throughout the period of underground exploration, feasibility study, project design, and permitting at Pogo, and then as Director, Corporate Affairs, Alaska for Teck, serving as the senior corporate representative in Alaska supporting both the Red Dog and Pogo Mines. Mr. Hanneman has been involved in industry leadership positions throughout his career as President, Council of Alaska Producers; President, Alaska Miners Association; Governor’s appointee to the Alaska Minerals Commission; Director, Resource Development Council; and Director, Fairbanks Chamber of Commerce. Mr. Hanneman has a Bachelor of Science Degree in Mining Engineering, magna cum laude, from the University of Alaska. The CGNC recommended that the Company nominate Mr. Hanneman for re-election to the Board due to his knowledge of the Company and the Livengood Gold Project and his extensive experience with other mining and mineral exploration companies.

Stuart Harshaw – Mr. Harshaw is a seasoned mining executive with over 25 years’ experience at Inco and Vale. Most recently, as Vice President of Ontario Operations for Vale, Mr. Harshaw was responsible for the Base Metal operations of Vale in Ontario, which includes 6 mines, a mill, smelter, nickel refinery, cobalt refinery, precious metal refinery and hydroelectric production facilities. Previously, he was Vice-President, Marketing & Sales, Base Metals for Vale International, where he was responsible for the marketing and sales of base metals in the Asia Pacific region and the management of Nickel Refineries in Asia, specifically in Japan, China, Taiwan and a joint venture in Korea. Mr. Harshaw earned a Bachelor of Science in Metallurgical Engineering from Queen’s University and an MBA from Laurentian University. The CGNC recommended that the Company nominate Mr. Harshaw for election to the Board due to his extensive executive experience and experience with other mining and mineral exploration companies.

Marcelo Kim – Mr. Kim has been a Partner at Paulson since 2011, where he oversees natural resource investments, specializing in gold, base metals, bulk commodities and oil & gas. Prior to that, commencing in 2009, he was a generalist analyst covering event arbitrage investment opportunities across broad sectors and capital structures. Mr. Kim is a board member of Templar Energy and Midas Gold. He is a graduate of Yale University, where he received his Bachelor of Arts in Economics with honors. Mr. Kim has served as Chair of the Board since his appointment in December 2016, and is one of the two individuals nominated for election to the Board by Paulson under the IRA. Mr. Kim’s extensive experience in the gold industry and position with Paulson, the Company’s largest shareholder, enable him to provide valuable counsel to the Company.

Stephen Lang – Mr. Lang is a Mining Engineer with over 30 years of experience in the mining industry. He currently serves as Chair of Centerra Gold Inc. (since May 2012). Previously, Mr. Lang was President, Chief Executive Officer and a member of the board of directors of Centerra Gold Inc. (from 2008 to 2012) and of Allied Nevada Gold Corporation (from 2013 to 2015). Prior to that, he held senior positions at Stillwater Mining Company, Barrick Gold Corporation, Rio Algom and Kinross Gold/Amax. Mr. Lang earned a Bachelor and Masters of Science in Mining Engineering from the University of Missouri-Rolla. Mr. Lang has served on the Board since February 2014. The CGNC recommended that the Company nominate Mr. Lang for re-election to the Board due to his significant experience in the mining industry, together with his director and leadership experience with other mining companies.

Thomas Weng – Mr. Weng has more than 25 years of experience in the financial services sector. Mr. Weng is currently Co-Founding Partner with Alta Capital Partners, a provider of investment banking services (since February 2011). From February 2007 to January 2011, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Prior to 2007, Mr. Weng held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley and Bear Stearns. Mr. Weng graduated from Boston University with a Bachelor of Arts in Economics. Mr. Weng has served on the Board since August 2013. The CGNC recommended Mr. Weng for re-election to the Board due to his significant financial experience together with his advisory experience in the metals and mining space.

Executive Officers:

The executive officers of the Company are appointed by and serve at the pleasure of the Board and hold office until the expiration of their employment agreement, if such officer has entered into an employment agreement with the Company or one of its affiliates, or their earlier death, retirement, resignation or removal. The following is a brief biographical description of each current executive officer of the Company.

Karl Hanneman, Chief Executive Officer – See “Directors and Officers – Nominees for the Board” above.

David Cross, Chief Financial Officer – Mr. Cross has been the Chief Financial Officer of the Company since May 11, 2015. Mr. Cross is a partner in the firm of Cross Davis & Company, LLP, Chartered Professional Accountants (“Cross Davis”), an accounting firm focused on providing accounting, management services and guidance related to accounting policies, corporate governance and financial regulatory requirements for publicly listed companies reporting under both IFRS and US GAAP. Cross Davis provides corporate accounting support to the Company under a consulting agreement. Mr. Cross began his accounting career at a Chartered Accountant firm in 1997 and obtained his CGA designation in 2004. Mr. Cross’ past experience consists of officer, director and senior management positions, including five years at Davidson & Company LLP, where he spent time as a Manager, a member of their Technical Accounting Committee and a member of their IFRS Committee.

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

1.	No director, nominee or executive officer of the Company has been involved in any of the events described by Item 401(f) of Regulation S-K during the past ten years or is currently party or subject to a legal proceeding described by Item 103 of Regulation S-K.

2.	No director nominee is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means:

(a)	a cease trade order;

(b)	an order similar to a cease trade order; or

(c)	an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days.

3.	Except as disclosed below, no proposed director:

(a)	is, as at the date of this Proxy Statement, or has been within the ten years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

(b)	has, within ten years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or has a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Stephen Lang was a director of Allied Nevada Gold Corp. (now Hycroft Mining Corporation) which, together with certain of its domestic direct and indirect subsidiaries, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on March 10, 2015. Effective October 22, 2015, Allied Nevada Gold Corp has completed its financial restructuring process and has emerged from Chapter 11. Mr. Lang resigned as a director of Allied Nevada Gold Corp on October 8, 2015.

4.	Except as disclosed below, no proposed director has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in deciding whether to vote for a proposed director.

On March 10, 2010, the TSX Venture Exchange, Inc. (“TSXV”) rendered a decision with respect to a review concerning certain unauthorized loans by Xiana to Trevali Mining Corporation. As part of its decision, the TSXV required Mr. Drescher (who was a director of Xiana at the relevant time) to seek prior written approval from the TSXV should he propose to be involved with any other TSXV listed issuer as a director and/or officer. On May 14, 2010, the TSX, upon review of the TSXV’s decision, required Mr. Drescher to seek approval from the TSX should he propose to be involved with any other TSX listed issuers as a director and/or officer. In addition, the TSX required Mr. Drescher to inform the TSX of any future actions commenced against him by any regulatory entity. Subsequently, Mr. Drescher applied to the TSX for reconsideration of the abovementioned restrictions and, on May 1, 2013, the TSX agreed to remove all such restrictions.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

NYSE American Corporate Governance

The Common Shares are listed on the NYSE American (formerly NYSE MKT). Section 110 of the NYSE American Company Guide permits the NYSE American to consider the laws, customs and practices of foreign issuers in relaxing certain NYSE American listing criteria, and to grant exemptions from NYSE American listing criteria based on these considerations. Currently, in respect to certain matters discussed below, the Company follows Canadian practices that differ from the requirements of the NYSE American. The Company posts on its website at www.ithmines.com a description of the significant ways in which the Company’s governance practices differ from those followed by domestic companies pursuant to NYSE American standards. The contents of the Company’s website are not incorporated into this report and the reference to such website is intended to be an inactive textual reference only.

A description of the significant ways in which the Company’s governance practices differ from those followed by U.S. domestic companies pursuant to NYSE American standards is as follows:

Shareholder Meeting Quorum Requirement: The NYSE American minimum quorum requirement for a shareholder meeting is one-third of the outstanding shares of common stock. In addition, a company listed on NYSE American is required to state its quorum requirement in its bylaws. The Company’s quorum requirement is set forth in its articles. The Company’s articles provide that the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at a meeting. The Company obtained an exemption from the quorum requirements of the NYSE American (then NYSE MKT) upon its initial listing.

Shareholder Approval Requirements: NYSE American requires a listed company to obtain the approval of its shareholders for certain types of securities issuances, including private placements that may result in the issuance of common shares (or securities convertible into common shares) equal to 20% or more of presently outstanding shares for less than the greater of book or market value of the shares. Under the rules of the TSX, shareholder approval is not generally required for a private placement unless (i) the proposed issued price is lower than the allowable discount to the market price, (ii) if the issue price is less than the market price, the aggregate number of shares issued in the private placement is greater than 25% of the number of shares outstanding, on a non-diluted basis, prior to completion of the private placement or (iii) during any six-month period, securities are issued to insiders entitling them to purchase more than 10% of the number of listed securities outstanding, on a non-diluted basis, prior to the completion of the first private placement to an insider during such period. The Company will seek, and has previously obtained, a waiver from NYSE American’s shareholder approval requirements in circumstances where the securities issuance does not trigger such a requirement under the rules of the TSX.

The NYSE American Company Guide also provides that shareholder approval is required for the participation of directors and officers in a private placement pursuant to which the issuance of common shares to such officers and directors at a discount to market is considered an equity compensation arrangement. Under the rules of the TSX, shareholder approval is not generally required in respect of a private placement to directors and officers of the issuer unless, during any six-month period, securities are issued to insiders entitling them to purchase more than 10% of the number of listed securities outstanding, on a non-diluted basis, prior to the completion of the first private placement to an insider during such period.

Statement of Corporate Governance Practices

The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making. The Company has reviewed its corporate governance practices in light of National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) of the Canadian Securities Administrators. In certain cases, the Company’s practices comply with the guidelines; however, the Board considers that some of the guidelines are not suitable for the Company at its current stage of development and therefore these guidelines have not been adopted. National Instrument 58-101 (“NI 58-101”) of the Canadian Securities Administrators mandates disclosure of corporate governance practices for non-Venture Issuers in Form 58-101F1, which disclosure is set out below.

Board Mandate and Oversight of Risk Management

The Board has not adopted a written mandate. At this stage of the Company’s development, the Board does not believe it is necessary to adopt a written mandate as sufficient guidance is found in the applicable corporate legislation and regulatory policies. The mandate of a board of directors, as prescribed by the BCBCA, is to manage or supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through the operation of its standing committees. In fulfilling its mandate, the Board, among other matters, is responsible for reviewing and approving the Company’s overall business strategies and its annual business plan; reviewing and approving the annual corporate budget and forecast; reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that the Company’s proposed actions are in accordance with its stated shareholder objectives; reviewing succession planning; assessing management’s performance; reviewing and approving the financial statements, reports and other disclosures issued to shareholders; ensuring the effective operation of the Board; and safeguarding shareholders’ equity interests through the optimum utilization of the Company’s capital resources. The Board also takes responsibility for identifying the principal risks of the Company’s business and for ensuring these risks are effectively monitored and mitigated to the extent reasonably practicable.

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board relies upon its Chief Executive Officer (the “CEO”) to supervise day-to-day risk management. The CEO reports directly to the Board and certain Board committees on such matters, as appropriate.

The Board delegates certain oversight responsibilities to its committees. For example, the Audit Committee is primarily responsible for the integrity of the Company’s internal controls over financial reporting and management information systems and for the Company’s policies regarding corporate disclosure and communications.

Director Independence

A director of a company is considered “independent” of an issuer within the meaning of NP 58-201 if he or she has no direct or indirect “material relationship” with that issuer. A “material relationship” is a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Under Section 803 of the NYSE American Company Guide, a director of an issuer is considered “independent” if he or she is not an executive officer or employee of the issuer (and has not been so in the past three years) and satisfies certain other requirements, and the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each current director, other than Mr. Hanneman (the current CEO), is independent under both NYSE American listing standards and NP 58-201.

The independent directors routinely meet as a group without members of management or non-independent directors and exercise their responsibilities for independent oversight of management with the guidance of the Chair, who is independent.

Position Descriptions

The Board has not developed a written position description for the Chair of the Board, for the chair of any of its standing committees or for the CEO. To date, given the size of the Company and its stage of development, the Board does not believe that formal written descriptions of these positions are required, and that good business practices and the common law provide guidance as to what is expected of each position. Although the Board has not developed a formal position description for the Chair, it considers that the Chair’s role is to provide independent leadership to the Board.

The positions of Chair and CEO are separate. Under the IRA, a nominee of Paulson is to be the Chair. Marcelo Kim, one of Paulson’s nominees, is the current Chair. Although the Board has determined that Mr. Kim is independent, in light of the relationship of Mr. Kim with Paulson, the Company’s largest shareholder, the Board has appointed Mr. Stephen Lang, the former Chair, as Lead Independent Director.

Director Term Limits and Other Mechanisms of Board Renewal

The Company does not have a policy with respect to director term limits, director retirement or board renewal. Since the Company commenced its current operations in 2006, there has been an ongoing renewal of the Board as the skill sets required on the Board have changed over time. As a result of such renewal, four of seven director nominees have served on the Board for less than five years (including one director who has served on the Board for less than four years and three directors who have served on the Board for less than three years). Each year, the CGNC reviews the current make-up of the Board and the existing skill sets and experience of the directors to determine if the current directors are appropriate for re-election and will continue to make an effective contribution and whether or not additional or replacement directors are required, given the Company’s anticipated activities and the requirements of the IRA. The Board considers that the adoption of a fixed policy with respect to board renewal or age or term related retirement is not appropriate for the Company, and that the yearly review is a more appropriate and effective way of addressing the issue of the correct composition of the Board and Board renewal.

Policies Regarding the Representation of Women on the Board

The Board has not adopted a written policy relating to the identification and nomination of women directors. Instead, the charter of the CGNC provides, with respect to the nomination of directors, that the responsibility of the CGNC in identifying and recommending qualified candidates is to take into consideration such factors as it deems appropriate, including judgement, skill, diversity, experience with businesses and other organizations of comparable size, and the need for particular expertise on the Board. Neither the Board nor the CGNC specifically considers the level of representation of women on the Board when considering candidates for election or re-election as the intent of the CGNC is to recommend what it considers to be the “best” candidates, and it does so by reviewing qualifications of prospective Board nominees and determines their relevance taking into consideration the then current Board composition and the anticipated skills required to round out the capabilities of the Board.

Similarly, the Board does not consider the level of representation of women in executive officer positions when making executive officer appointments. At the present time, the Company has a very small management team reflective of its current operations and financial resources, and does not anticipate a material expansion in its management ranks until such time as the Company may proceed with construction of the Livengood Gold Project. The Company is committed to the fundamental principles of equal employment opportunities and treating people fairly, with respect and dignity, and to offering equal employment opportunities based upon an individual’s qualifications and performance – free from discrimination or harassment because of race, color, ancestry, place of origin, religion, gender, sexual orientation, age, marital status, family status, or physical or mental disability. The Company’s policy is to select candidates for employment, including executive officer positions, based solely upon experience, skill and ability of candidates.

The Company does not currently have any women directors and has not adopted any targets regarding women on its Board. As noted above, in evaluating potential nominees to the Board, the CGNC focuses on the current Board composition and the anticipated skills required to round out the capabilities of the Board, including the knowledge and diversity of its membership.

The Company does not presently have any women executive officers and has not adopted any targets regarding women in executive officer positions. As noted above, the Company is an equal opportunity employer, whereby candidates for employment as executive officers are selected based upon primary considerations such as experience, skill and ability.

Orientation and Continuing Education

At the current time, the Board provides ad hoc orientation for new directors. New directors are briefed on strategic plans, short, medium and long term corporate objectives, the history and current status of the Company’s Livengood Gold Project (the Company’s sole mineral property) and the ongoing work programs concerning the Livengood Gold Project, business risks and mitigation strategies, corporate governance guidelines and existing company policies. There is no formal orientation for new members of the Board. This is considered to be appropriate given the Company’s size and current level of operations. If warranted by the growth of the Company’s operations, the Board would consider implementing a formal orientation process.

The skills and knowledge of the Board are such that no formal continuing education process is deemed necessary, as the Board is comprised of individuals with extensive experience in the mineral exploration and mining industry, as well as in running and managing public companies in the natural resource sector. Several directors are also directors of other natural resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation. They also have full access to the Company’s records. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, director’s duties and obligations and similar matters.

Ethical Business Conduct

The Board expects management to enhance shareholder value by executing the Company’s business plan and meeting performance goals and objectives according to the highest ethical standards. To this end, in September 2006 the Board adopted a Code of Business Conduct and Ethics (the “Code”) for its directors, officers, employees and, in appropriate cases, consultants. Copies of the Code are available on the Company’s website at www.ithmines.com under “Company – Corporate Governance” or at www.sedar.com. Training with respect to the Code is included in the orientation of new employees. To ensure familiarity with the Code, directors, officers and employees are asked to read the Code and sign a compliance certificate annually. Directors, officers and employees are required to report any known violations of the Code to the Chair of the Audit Committee or to the Company’s outside U.S. or Canadian counsel.

Since the beginning of the Company’s most recent fiscal year there have not been any material change reports or current reports on Form 8-K filed that pertain to any conduct of a director or executive officer that constitutes a departure from the Code or a waiver of the Code by the Board. In addition to the provisions of the Code, directors and senior officers are bound by the provisions of the Company’s Articles and the BCBCA, which set forth the manner of dealing with any conflicts of interest. Specifically, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

In September 2006, the Board also adopted a “Share Trading Policy” (revised March 15, 2016) which prescribes rules with respect to trading in securities of the Company when there is any undisclosed material information or a pending material development. Strict compliance with the provisions of this policy is required, with a view to enhancing investor confidence in the Company’s securities and contributing to ethical business conduct by the Company’s personnel. In 2006, the Board also created the Health, Occupational, Safety & Environmental Committee (renamed the “Technical Committee” in 2014) in order to focus on reviewing project design and operational aspects of any proposed mine development and to reflect the Company’s continuing commitment to improving the environment and ensuring that its activities are carried out in a safe, sustainable and environmentally sound manner.

Anti-Hedging and Anti-Pledging Policy

The Company does not currently have a policy relating to hedging or pledging transactions in place for directors, officers or employees and such persons may therefore purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in market value of equity securities granted as compensation, or pledge Common Shares as collateral for loans. The Board will assess the need and consider implementing such a policy in the future, if warranted.

Communications with the Board

Interested parties, including shareholders of the Company, desiring to communicate with members of the Board, any non-management director or the independent directors as a group, may do so by mailing a request to the Corporate Secretary of International Tower Hill Mines Ltd. at 2300-1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3. Any such communication should state the number of shares beneficially owned, if any, by the interested party making the communication. The Secretary will forward any such communication to the Chair of the CGNC and will forward such communication to other members of the Board, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, internal controls, auditing or fraud will be forwarded to the chair of the Audit Committee.

Majority Voting Policy

On April 25, 2013, the Board adopted a majority voting policy (the “Majority Voting Policy”). The Majority Voting Policy was subsequently modified on April 13, 2016. Pursuant to the Majority Voting Policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provides the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is expected to submit his or her resignation to the Board, to take effect on acceptance by the Board.

Following receipt of a resignation submitted pursuant to the Majority Voting Policy, the CGNC is to consider whether or not there are exceptional circumstances which would justify not accepting such resignation. Absent such exceptional circumstances, the CGNC shall recommend to the Board that the Board accept the resignation. If the CGNC determines that exceptional circumstances exist that would justify not accepting the resignation, the CGNC will prepare a report to the Board containing a recommendation to the Board not to accept the resignation, and clearly identifying and setting out the basis for determining such exceptional circumstances exist.

Within 90 days following the applicable shareholders’ meeting, the Board shall make its decision whether or not to accept a resignation pursuant to the Majority Voting Policy, based upon the CGNC’s recommendation. Absent such exceptional circumstances as may be set forth in the report of the CGNC, the Board shall accept the resignation. Following the Board’s decision, the Company shall publicly disclose by news release the Board’s decision whether to accept the resignation, including the reasons for rejecting the resignation, if applicable. A copy of the applicable news release shall be provided to each stock exchange on which the Company’s securities are then listed.

If a resignation pursuant to the Majority Voting Policy is accepted, subject to any corporate law restrictions, the Board may:

(a)	leave the resultant vacancy unfilled until the next annual meeting of shareholders of the Company;

(b)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or

(c)	call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by the Board to fill the vacant position.

Directors who do not submit their resignation in accordance with the Majority Voting Policy will not be re-nominated for election at the next shareholders’ meeting. The Majority Voting Policy applies only in the case of an uncontested shareholders’ meeting, meaning a meeting where the number of nominees for election as directors is equal to the number of directors to be elected. A copy of the Majority Voting Policy is available at the Company’s website at www.ithmines.com.

COMMITTEES OF THE BOARD

Committees of the Board are an integral part of the Company’s governance structure. At the present time, the Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Technical Committee. Current details of the composition of the standing committees of the Board are as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technical Committee
Damola Adamolekun		X		X
Anton Drescher	Chair		X
Karl Hanneman
Stuart Harshaw	X	X		Chair
Marcelo Kim			X	X
Stephen Lang			Chair	X
Thomas Weng	X	Chair

Audit Committee

Members: Anton Drescher (Chair), Stuart Harshaw and Thomas Weng

The Board has a standing Audit Committee of three members. All members of the Audit Committee are independent within the meaning of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, the NYSE American listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and satisfy the composition requirements of Section 803(B)(2)(a) of the NYSE American Company Guide. The Board has determined that Anton Drescher is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As an “audit committee financial expert,” Mr. Drescher satisfies the NYSE American financial literacy and sophistication requirements. The Audit Committee has adopted a charter that describes its responsibilities in detail. The charter is available on the Company’s website at www.ithmines.com.

The primary responsibility for financial reporting, internal controls over financial reporting, compliance with laws and regulations, and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence and the performance of the Company’s internal controls on financial reporting function. The Audit Committee reviews the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the Board have established and the audit process. The Audit Committee also reviews the audited financial statements and management’s discussion and analysis thereof and discusses them with the management of the Company. Additional information about the Audit Committee’s role in corporate governance can be found in the committee’s charter.

Compensation Committee

Members: Thomas Weng (Chair), Damola Adamolekun and Stuart Harshaw

The Board has a standing Compensation Committee of three members. All members of the Compensation Committee are independent directors. As set out in its written charter, the purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee charter is available on the Company’s website at www.ithmines.com. The Compensation Committee has the duty and responsibility to ensure that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of management. It also has the duty to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year, and to review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval of the Board. Additionally, the Compensation Committee reviews, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, and makes recommendations in respect thereof for approval by the Board. The Compensation Committee may not delegate these duties and responsibilities, however, the Compensation Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial, compensation or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities.

Corporate Governance and Nominating Committee

Members: Stephen Lang (Chair), Anton Drescher and Marcelo Kim

The Board has a standing Corporate Governance and Nominating Committee of three members. All members of the CGNC are independent directors. As set out in its written charter, the primary roles of the CGNC include developing and monitoring the effectiveness of the Company’s corporate governance system and ensuring the Company is in line with the proper delineation of the roles, duties and responsibilities of the Company, the Board and its committees. The CGNC charter is available on the Company’s website at www.ithmines.com. The CGNC also establishes procedures for the identification of new nominees to the Board, leads the candidate selection process, and develops and implements orientation procedures for new directors. Currently, the CGNC does not have a policy allowing for the consideration of director candidates recommended by security holders, but would consider such nominees if presented to the CGNC on a timely basis in the same manner as any other potential candidates. The CGNC is also responsible for assessing the effectiveness of directors, the Board and the various committees of the Board and assisting the Board in setting the objectives of the CEO and evaluating the performance of the CEO.

The CGNC is responsible for reviewing proposals for new nominees to the Board and conducting such background reviews, assessments, interviews and other procedures as it believes necessary to ascertain the suitability of a particular nominee. In determining whether a candidate is qualified to be nominee for a position on the Board, the committee will take into consideration factors such as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size and the need for particular expertise on the Board. The selection of potential nominees for review by the CGNC is generally the result of recruitment efforts by the individual Board members or the CEO, including both formal and informal discussions among Board members and with the CEO, and is usually based upon the desire to have a specific set of skills or expertise included on the Board.

The appointment of new directors, either to fill vacancies or to add additional directors as permitted by applicable corporate legislation, or the nomination for election as a director of a person not currently a director by the shareholders at an annual general meeting of shareholders, is carried out by the Board, based on the recommendation of the CGNC. Once the names of any suggested nominees are received by the CGNC, the CGNC carries out such reviews as it determines to be appropriate, including interviews with the proposed nominee, to determine if the proposed nominee possesses the required skill set being sought by the Board and would be an appropriate “fit” for election to the Board. The CGNC then makes a recommendation to the full Board as to the nomination of the identified individual for election as a director, for appointment as a replacement for a director who has resigned or for appointment as an additional director, as applicable. In addition, prior to each annual general meeting of shareholders of the Company, the CGNC carries out a review of the then current Board composition and makes recommendations as to the individuals, whether existing directors or non-directors, it considers should be nominated for election as a director. With respect to the seven nominees for election as a director at the Meeting disclosed in this Proxy Statement, no holder of Common Shares, non-management director, chief executive officer, other executive officer, third-party search firm, or other source recommended any specific nominee, except that Messrs. Kim and Adamolekun were nominated by Paulson under the IRA.

Technical Committee

Members: Stuart Harshaw (Chair), Damola Adamolekun, Marcelo Kim, and Stephen Lang

The Board has a standing Technical Committee of four members. As set out in its written charter, the overall purpose of the Technical Committee is to assist the Board in reviewing technical matters related to project design and operations as well as fulfilling the Board’s oversight responsibilities with respect to the Board’s and the Company’s continuing commitment to improving the environment and ensuring that activities are carried out and facilities are operated and maintained in a safe and environmentally sound manner that reflects the ideals and principles of sustainable development. The Technical Committee charter is available on the Company’s website at www.ithmines.com. The Technical Committee will review technical materials prepared by management of the Company and will monitor, review and provide oversight with respect to the Company’s policies, standards, accountabilities and programs relative to health, safety, and environmental-related matters.

Board and Committee Meetings

The Board held five meetings during the fiscal year ended December 31, 2019 (“Fiscal Year 2019”). Each director attended, in person or by telephone, 100% of the aggregate number of actual meetings held by the Board and by the committees of the Board on which he or she served during Fiscal Year 2019. It is the Company’s policy that each director attends each annual meeting of the Company’s shareholders, either in person or by telephone. All of the then incumbent Directors attended the annual meeting in Fiscal Year 2019. The attendance record of each director at full Board meetings, and at meetings of any Board committees of which the applicable director is a member for the Fiscal Year 2019 are as follows:

	General Board Meeting	Board Committees
		Audit	Compensation	Corporate Governance & Nominating	Technical
Damola Adamolekun	5	N/A	1	N/A	1
Anton Drescher	5	4	N/A	1	N/A
John Ellis	3(1)	N/A	N/A	N/A	N/A
Karl Hanneman	5	N/A	N/A	N/A	N/A
Stuart Harshaw	5	4	1	N/A	1
Thomas Irwin	3(1)	N/A	N/A	N/A	N/A
Marcelo Kim	5	N/A	N/A	1	1
Stephen Lang	5	N/A	N/A	1	1
Thomas Weng	5	4	1	N/A	N/A
Total Meetings Held in Fiscal Year 2019	5	4	1	1	1

1)	Mr. Ellis and Mr. Irwin did not stand for re-election at the Company’s 2019 annual general meeting of shareholders. Each of Mr. Ellis and Mr. Irwin attended each of the three Board meetings held before the 2019 annual general meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The authorized capital of the Company consists of 500,000,000 Common Shares. As at April 7, 2020, 187,573,671 Common Shares were issued and outstanding. Each issued Common Share carries the right to one vote at the Meeting.

The following table sets forth certain information regarding beneficial ownership of the Common Shares, as of April 7, 2020, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each beneficial owner named in the table has sole voting and investment power with respect to the Common Shares set forth opposite such beneficial owner’s name. The information provided in this table is based on the Company’s records and information filed with the Securities and Exchange Commission (the “SEC”) or the British Columbia Securities Commission, unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Shares
Paulson & Co., Inc.(2) 1133 Avenue of the Americas New York, New York 10036	59,593,314	31.77%
Sprott Asset Management USA, Inc.(3) 500 Fifth Avenue, Suite 3020 New York, New York 10110	30,208,269	16.10%
Electrum Strategic Opportunities Fund II L.P.(4) 535 Madison Avenue, 12th Floor New York, New York 10022	26,571,380	14.17%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 7, 2020, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 7, 2020, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 7, 2020. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.
(2)	Paulson is the investment advisor of a number of investment funds and managed accounts of private clients and institutional groups (collectively, the “PC Accounts”). Paulson does not itself own any securities of the Company, but has authority to exercise control or direction over such securities as the investment advisor of the PC Accounts. The share information is based on Schedule 13F-HR filed with the SEC on February 14, 2020.
(3)	Sprott Asset Management USA, Inc. (“SAM”), on behalf of accounts fully managed by SAM and Tocqueville Gold Fund, Sprott-Falcon Gold Equity Fund and Sprott-Falcon Gold Equity UCITS Fund (each of which may be deemed to be acting jointly or in concert with SAM), reported that it exercised control or direction over 30,208,269 Common Shares. The share information is based on disclosure contained in an alternative monthly report (Form 62-103F3) filed on SEDAR by SAM on February 10, 2020.
(4)	Electrum Strategic Opportunities Fund II L.P. (the “Electrum Fund”) directly held 26,571,380 Common Shares as of March 28, 2018. Electrum Strategic Opportunities Fund II GP L.P. (the “Electrum Fund GP”) is the general partner of the Electrum Fund, ESOF II GP Ltd. (“ESOF II GP”) is the general partner of the Electrum Fund GP, and the Electrum Group LLC (“TEG Services”) is the registered investment advisor to the Electrum Fund. Therefore, the Electrum Fund GP, ESOF II GP and TEG Services may be deemed to share the right to direct the disposition of and may be deemed to share the power to vote or to direct the vote of the reported Common Shares. Each of the Electrum Fund, the Electrum Fund GP, ESOF II GP and TEG Services disclaims beneficial ownership of the reported Common Shares except to the extent of its pecuniary interest therein. The share information is based on a Schedule 13G/A filed with the SEC on March 29, 2018.

The following table sets forth certain information regarding beneficial ownership of Common Shares as of April 7, 2020 by the Company’s directors and named executive officers, both individually and as a group. The percentage of beneficial ownership is based on 187,573,671 Common Shares outstanding as of April 7, 2020, plus any shares which such individual has a right to acquire within 60 days if not already issued. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The information provided in this table is based on Company records and information filed with the SEC and British Columbia Securities Commission, unless otherwise noted. The business address of each person set forth in the table below is c/o International Tower Hill Mines Ltd., 2300-1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3.

Beneficial Owner(1)	Number of Common Shares Owned	Number of Shares Beneficially Owned as a Result of Equity Awards Exercisable or Vesting Within 60 Days of April 7, 2020 (Excluding DSUs)	Vested DSUs(2)	Total	Percentage of Class
Non-employee Directors
Damola Adamolekun(3)	-	-	-	-	-
Anton Drescher	731,676	180,000	328,554	1,240,230	*
Stuart Harshaw	-	-	198,867	198,867	*
Marcelo Kim(3)	-	-	-	-	-
Stephen Lang	100,000	120,000	328,554	548,554	*
Thomas Weng	25,000	180,000	328,554	533,554	*
Named Executive Officers
Karl Hanneman	212,000	1,462,417	198,867	1,873,284	*
David Cross	-	30,000	-	30,000	*
TOTAL	1,068,676	1,972,417	1,383,396	4,424,489	2.32%

* less than 1.0%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of Common Shares held by such person as of April 7, 2020, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of April 7, 2020, including those securities held by such person exercisable for or convertible into Common Shares within 60 days after April 7, 2020. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name.
(2)	Pursuant to the DSU Plan, DSUs vest on grant but the underlying Common Shares are not issued while the holder remains on the Board. See “Securities Authorized For Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 34.
(3)	Mr. Kim is a partner at Paulson and Mr. Adamolekun is an Associate at Paulson. Paulson has beneficial ownership of an aggregate of 59,593,314 Common Shares, representing 31.77% of the currently issued and outstanding Common Shares (see previous table of greater than 5% beneficial owners).

Certain Relationships and Related Transactions

Procedures for Approval of Transactions with Related Parties

In accordance with the requirements of the NYSE American, the Board passed a resolution on June 20, 2007 requiring that, in addition to any requirements under applicable corporate laws, all “related party transactions” are required to first be reviewed and approved by the Company’s Audit Committee. The resolution requires approval by the Audit Committee of all transactions in which the Company is a participant and in which any of the Company’s directors, executive officers, significant shareholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest. All related party transactions are reported for review by the Audit Committee. The Audit Committee determines whether these transactions are in the best interests of the Company and its shareholders. In addition, related party transactions are subject to the provisions of Multilateral Instrument 61-101 of the Canadian Securities Administrators entitled “Protection of Minority Shareholders in Special Transactions”, which prescribes certain conditions under which related party transactions may be carried out, and provides certain exemptions thereto. Conflicts of interest with respect to the involvement of directors and officers in transactions with the Company are also subject to the provisions of the BCBCA and the Company’s articles.

Transactions Involving Related Parties

There were no reportable transactions with related persons during Fiscal Years 2018 or 2019 other than:

1.	In March 2018, the Company closed a non-brokered private placement financing pursuant to which it issued 4,105,472 Common Shares to Paulson and 19,894,528 Common Shares to the Electrum Fund at a price of $0.50 per share.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The members of the Compensation Committee are Thomas Weng (Chair), Damola Adamolekun and Stuart Harshaw, each of whom is an independent director.

The overall purpose of the Compensation Committee is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The Compensation Committee is responsible for administering the 2006 Incentive Stock Option Plan (the “Stock Option Plan”) and the DSU Plan.

The duties and responsibilities of the Compensation Committee are as follows:

(a)	to recommend to the Board human resources and compensation policies and guidelines for application to the Company;

(b)	to review and recommend any changes thought necessary to the Company’s domestic and international compensation and human resources policies and procedures;

(c)	if required by applicable legislation or policy, to prepare, on an annual basis for inclusion in the Company’s annual proxy statement, a report on the Company’s compensation practices;

(d)	to ensure that the Company has in place programs to attract and develop management of the highest caliber and a process to provide for the orderly succession of management, such that particularly:

(i)	properly reflect the duties and responsibilities of members of management;
(ii)	are effective and competitive in attracting, retaining and motivating people of the highest quality; and
(iii)	are based on established corporate and individual performance objectives;

(e)	to assess and report to the Board, on an annual basis, on the performance of the CEO for the prior year;

(f)	to review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the CEO and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(g)	to review, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the CEO, all within the human resources and compensation policies and guidelines approved by the Board, and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent” of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements);

(h)	to implement and administer human resources and compensation policies approved by the Board concerning the following:

(i)	executive compensation, contracts, stock plans or other incentive plans; and
(ii)	proposed personnel changes involving officers reporting to the CEO;

(i)	to review any proposed amendments to the Stock Option Plan or the DSU Plan and report to the Board thereon;

(j)	to review and make recommendations to the Board concerning the CEO’s recommendations for stock option or DSU grants to directors, senior officers, employees and consultants of the Company and its affiliates under the Stock Option Plan or the DSU Plan;

(k)	from time to time, to review the Company’s broad policies and programs in relation to benefits;

(l)	to annually receive from the CEO recommendations concerning annual compensation policies and budgets for all employees;

(m)	from time to time, to review with the CEO the Company’s broad policies on compensation for all employees and overall labor relations strategy for employees;

(n)	to periodically review the adequacy and form of the compensation of directors and to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and to report and make recommendations to the Board accordingly;

(o)	to report regularly to the Board on all of the committee’s activities and findings during that year; and

(p)	to develop a calendar of activities to be undertaken by the committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable period of time following each annual general meeting of shareholders.

The following table provides further detail with regard to the members of the Compensation Committee and their relevant experience in executive compensation-related roles.

	Thomas Weng	Damola Adamolekun	Stuart Harshaw
Experience as senior leadership of organizations similar to the Company	√	√	√
Direct operational, functional or oversight experience in executive compensation	√	√	√
Experience serving on compensation committees of organizations similar to the Company	√	-	√

The current members of the Compensation Committee, consisting of Messrs. Weng, Adamolekun and Harshaw, each have experience, senior leadership experience and direct operational or functional experience overseeing executive compensation at organizations similar to the Company. Messrs. Harshaw and Weng have each served on the compensation committee of similar-sized organizations, and the Compensation Committee supports continuous training and education with respect to executive compensation. It is the opinion of the Board that the experience held by members of the Compensation Committee provides them with the ability to make sound and proper decisions on the suitability of the Company’s compensation policies and practices.

The Chair of the Compensation Committee is responsible for setting the priority for the work of the committee, ensuring that members have the information needed to fulfill their responsibilities, overseeing the logistics of the committee’s operations, reporting to the Board on the committee’s decisions and recommendations and setting the agenda for meetings of the committee.

Independent Compensation Advisors

The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties, including compensation consultants and advisers. The Compensation Committee did not retain the services of any independent advisors during Fiscal Year 2019.

Executive Compensation Strategy, Philosophy and Principles

The Company’s executive compensation strategy is designed to attract, retain and motivate an experienced and effective key management team. The strategy focuses on creating strong links between pay and performance and aligning the interests of executives, shareholders and other stakeholders.

The executive officers of the Company are compensated in a manner consistent with Compensation Committee’s subjective view of their respective contributions to the overall benefit of the Company, taking into account the criteria set out below.

The determination of executive compensation amount and award is based on a combination of factors, including, but not limited to, information provided to the Compensation Committee by compensation consultants (if utilized), the Compensation Committee’s subjective assessment as to market conditions, information with respect to the compensation of peer group entities (if a peer group is determined), internal policies and practices and the discretion of the Compensation Committee in consideration of their compensation-related experience. The compensation program for each of the executive officers is comprised of a base salary and stock options, and may include an annual cash incentive bonus, if deemed appropriate by the Compensation Committee.

In the case of a mineral exploration company with a significant asset in the advanced exploration/feasibility stage such as the Company, the Compensation Committee considers the following aspects to be of primary importance in assessing the performance of executive officers:

a)	the ability to design, implement and carry out mineral property development in a safe, environmentally appropriate, efficient and cost-effective basis;

b)	the ability to scope, and effectively oversee, the carrying out of programs designed to optimize the Livengood Gold Project, taking into account the conclusions of the 2017 Pre-Feasibility Study on the project, and to integrate the results of such programs on an ongoing basis;

c)	the ability to raise the significant and necessary capital to permit the Company to carry out the work required to advance such a project through to a stage where a production decision can be considered;

d)	the ability to locate and hire the appropriate personnel required to carry out a feasibility study and permitting activities;

e)	should a production decision be made, the ability to finance, construct and operate a major mine project, focus the Company’s resources and appropriately allocate such resources to the benefit of the Company as a whole; and

f)	the ability to ensure compliance by the Company with applicable regulatory requirements and carry on business in a sustainable manner.

Elements of Compensation

Base Salaries

Base salaries are targeted at levels that the Compensation Committee believes, based on the experience of the members of the Compensation Committee, to be generally competitive with the base salaries paid by mining companies of a comparable size and state of development to the Company. Base salaries are initially set through negotiation at the time of hire. Salary for individual executives is generally assessed based on years of experience, potential, performance, business circumstances, market demands or other factors specific to the executive role. Base salaries are reviewed annually by the Compensation Committee to determine if adjustments are appropriate or required, based on the Compensation Committee’s subjective assessment of corporate and individual performance over the previous year and considering the market conditions for the gold industry, changes in the Company’s organization, inflation, and changes in responsibilities and retention requirements. On March 12, 2018, the Board approved recommendations by management to reduce corporate overhead costs, including a reduction in CEO salary by 50% to reflect an approximate 50% reduction in the effort needed to perform CEO duties.

The Compensation Committee typically, in consultation with the CEO, makes recommendations to the Board regarding the base salaries for executive officers of the Company other than the CEO. The Compensation Committee is responsible for recommending the salary level of the CEO to the Board for approval.

Annual Incentives (Short-Term Incentives)

While the Company had previously implemented a formal Annual Incentive Compensation Plan, the change in the focus of the Company towards the optimization program with respect to the Company’s 2017 Pre-feasibility Study, and the significant reduction in field work and preparation for permitting and simplification of corporate objectives has meant that the Compensation Committee has adopted an informal and subjective approach to annual incentives, which are generally in the form of cash bonuses, when and if appropriate in the opinion of the Compensation Committee.

Equity-Based Incentive Plans

2006 Incentive Stock Option Plan

The Stock Option Plan is designed to align the interests of executives and those of shareholders through the opportunity of share ownership.

Recommendations for the grant of incentive stock options are initially made by the CEO to the Compensation Committee, which is responsible for reviewing and considering any such recommended grants and thereafter recommending the grant thereof (subject to any changes determined appropriate by the Compensation Committee, including declining to recommend some or all of such grants, or amending the proposed terms thereof) to the Board, which then makes the actual grants. Stock option allocations are made at the discretion of the Compensation Committee, considering the Company’s performance and an employee’s individual performance. While the Compensation Committee aims to have individuals with similar levels of responsibility holding approximately equivalent numbers of options, additional grants may be allocated to those executives believed by the Compensation Committee to be in a position to more directly affect the success of the Company. In addition, ranges are proposed for each organizational level of the Company, taking into consideration the number of shares available for option.

In Fiscal Year 2019, the Company granted incentive stock options to Mr. Karl Hanneman in connection with his 50% salary reduction effective on March 12, 2018. Mr. Hanneman is entitled to purchase a total of 150,000 Common Shares at an issue price of C$0.85 per share. The options vested 100% on the grant date (August 8, 2019) with an expiry date of August 8, 2025.

For a general description of the terms and conditions of the Stock Option Plan, see “Securities Authorized For Issuance Under Equity Compensation Plans – Stock Option Plan – General Description of the Stock Option Plan” on page 32.

Deferred Share Unit Incentive Plan

The Company adopted the DSU Plan on April 4, 2017. The DSU Plan was subsequently approved by the shareholders of the Company at the Company’s annual general and special meeting of shareholders on May 24, 2017.

The purpose of the DSU Plan is to allow the Company to grant deferred share units (“DSUs”), each of which is equivalent in value to a Common Share, to directors, officers and employees of the Company and its subsidiaries (“Eligible Persons”) in recognition of their contributions and to provide for an incentive for their continuing relationship with the Company. The granting of such DSUs is intended to promote a greater alignment of the interests of Eligible Persons with the interests of shareholders.

On August 8, 2019, the Company granted each director (other than directors nominated for election by Paulson) 97,647 DSUs with an aggregate grant date fair value of C$83,000 (or C$0.85 per DSU). Each DSU vested immediately upon being granted, but the underlying Common Shares are not issuable until the director ceases to serve as a director.

For a general description of the terms and conditions of the DSU Plan, see “Securities Authorized For Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 34.

Benefit, Perquisites and Pension Programs

Other Benefits and Perquisites

The Company’s wholly-owned U.S. subsidiary, Tower Hill Mines (US) LLC (“Tower US”), which employs all personnel, has a benefit program in place, including medical and dental benefits and basic life insurance, which applies to all permanent employees of Tower US. The Company believes that such a plan is an important consideration in attracting the necessary personnel.

Executive Retirement Plan

The Company does not have a defined benefit pension plan for any of its executive officers or other employees. However, through Tower US, the Company makes contributions to a 401(k) plan on behalf of each of Tower US’s employees, including executive officers, equal to 3% of their base salaries up to the contribution limit as prescribed by the U.S. Internal Revenue Service. In Fiscal Year 2019, contributions totaling $4,500 were made by Tower US on behalf of the named executive officers.

Compensation Risk Management

The Board annually reviews and approves the Company’s strategic plan, considering business opportunities, level of risks consistent with the Company’s risk appetite, cost implications, health, safety and environmental standards and alignment with the objectives at the Company’s Livengood Gold Project in Alaska. At the present, these objectives are focused primarily on completing the ongoing project optimization work plan and maintaining the baseline environmental data collection program, as required to support future permitting. In the Compensation Committee’s view, this focus in and of itself provides a lower risk profile and reduces the risk that compensation matters will not be consistent with prudent risk-taking. The reduction in short-term incentives, such as cash bonuses, coupled with the continued use and emphasis on share-based compensation through longer term incentive stock options with deferred vesting provisions is a measure of time risk, focusing on longer-term performance.

The Board’s review of the Company’s compensation practices considers the business risk thereof to the Company in the context of the mineral resource industry. The Board reviews and approves annual corporate objectives in the context of approved annual budgets and maintains a formal system of corporate and financial authority levels to ensure compliance with the approved budget.

Effects of Internal Revenue Code Section 409A on Executive Compensation

Section 409A of the Internal Revenue Code generally affects the grants of most forms of deferred compensation. The Company’s compensation program is designed to comply with the final regulation of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Internal Revenue Code and the Company expects to administer its compensation programs accordingly. The provisions of the NEO employment agreements include provisions to change the timing of payments of which may be required affecting any additional taxes or interest and amending agreements without impairing the economic benefits to the NEO, but in no event shall the Company be liable to any NEO for any taxes, penalties, or interest that may be due as a result of the application of Internal Revenue Code Section 409A.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

This Report has been submitted by the following members of the Compensation Committee:

Thomas Weng, Chair

Damola Adamolekun

Stuart Harshaw

Total Shareholder Return Performance – Performance Graph

The following chart compares the total cumulative shareholder return on $100 invested in Common Shares on December 31, 2014 with the cumulative total returns of the S&P/TSX Composite Index and S&P/TSX Global Gold Index for the five most recently completed financial years.

	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/30/2019
International Tower Hill Mines	100.00	51.92	144.23	107.69	136.54	134.62
S&P/TSX Composite Index	100.00	88.91	104.48	110.78	97.88	116.61
S&P/TSX Global Gold Index	100.00	88.84	133.23	134.06	128.12	179.22

As can be seen from the foregoing graph, the Company’s performance generally has directionally tracked the performance of the S&P/TSX Global Gold Index over the last five years, except lagging during the last year. Over this period, both the Company’s performance and the S&P/TSX Global Gold Index have exceeded the performance of the S&P/TSX Composite Index. However, the volatility of the Company’s stock price over the period is greater than either the S&P/TSX Global Gold Index or the S&P/TSX Global Gold Index. In late 2012, gold prices had a steady decline and investor sentiment turned negative towards mining equities with projects with lower grade resources requiring large capital expenditures. During 2015 through 2019, the Company has progressed on a number of opportunities with the potential for optimization and reducing costs of building and operating a mine at the Livengood Gold Project. The change in shareholder return can be generally attributed to the change in the gold price, the long-term nature of the Company’s optimization process which results in significant periods of time without significant news flow, and the updated technical report on SEDAR entitled “NI 43-101 Technical Report Pre-feasibility Study of the Livengood Gold Project, Livengood, Alaska, USA” dated March 8, 2017 and signed April 10, 2017.

The total compensation for NEOs decreased 27% between 2018 and 2019. Cash compensation for NEOs (salary and bonus) decreased 18% between 2018 and 2019 as a result of the CEO transitioning to 50% time during 2018. In March 2018 and August 2019, options were granted to the CEO as incentive compensation. The Company’s overall compensation to NEOs has been generally aligned to the progress made on advancing the Livengood Gold Project. The CEO has achieved substantially all performance objectives established by the Board while making progress in the optimization of the Livengood Gold Project. Such optimization, while significantly benefiting the Company and the Livengood Gold Project and positioning it for potential advantage in a rising gold market, does not translate into share price performance, which is essentially directly tied to the current gold prices.

Summary Compensation Table

The following table sets forth the compensation for each named executive officer (“NEO”) during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	All other compensation ($)		Total Compensation ($)
Karl Hanneman,	2019	150,000	-	-	69,776	67,107	(2)	286,883
CEO	2018	184,615	-	-	124,166	69,415	(3)	378,196
David Cross	2019	54,270	-	-	-	-		54,270
CFO	2018	55,579	-	-	-	-		55,579

(1)	Amount represents the grant date fair value of option awards. The grant date fair value of option awards was calculated in accordance with Financial Accounting Standards Board Codification Topic 718. See Note 7 – Share Capital within the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of valuation assumptions for the option awards. Canadian dollar amounts were translated to U.S. dollars using the exchange rate on the date of grant.
(2)	Amount represents contributions to the Company’s 401(k) plan of $4,500 and $62,607, representing the fair value of the date of grant of 97,647 DSUs issued to Mr. Hanneman as a director of the Company on August 8, 2019.
(3)	Amount represents contributions to the Company’s 401(k) plan of $5,538 and $63,877, representing the fair value of the date of grant of 101,220 DSUs issued to Mr. Hanneman as a director of the Company on October 17, 2018.

Outstanding Equity Awards

The following table sets forth the option-based awards granted to the NEOs that were outstanding as at December 31, 2019 (based on vesting as it existed at December 31, 2019):

Outstanding Equity Awards at 2019 Fiscal Year End
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price (C$)	Option Grant Date	Option Expiration Date
Karl Hanneman	330,000	-	1.11	February 25, 2014	February 25, 2022
COO/CEO	400,000	-	1.00	March 16, 2015	March 16, 2023
	250,000	-	1.35	October 23, 2017	February 1, 2025
	332,417	-	0.61	March 21, 2018	March 21, 2024
	150,000	-	0.85	August 8, 2019	August 8, 2025
David Cross CFO	30,000	-	1.00	June 9, 2015	June 9, 2023

Except as otherwise noted, the Company has not granted any share-based awards to NEOs, and there are no estimated future payouts under non-equity or equity incentive plan awards.

None of the NEOs exercised option-based awards during the year ended December 31, 2019.

Employment Agreements, Termination and Change of Control Benefits

Karl Hanneman (CEO)

Effective March 12, 2018, Karl Hanneman, the Company’s CEO, entered into a new employment agreement with Tower Hill Mines (US) LLC. Under the new employment agreement, Mr. Hanneman will continue to be responsible for all duties normally incidental to the position of CEO. However, due to a 50% reduction in the amount of time required to perform those duties as the scope of work the Company is performing is reduced, the base salary Mr. Hanneman is entitled to receive was reduced by 50% from $300,000 to $150,000 per year. Mr. Hanneman continues to be eligible for an annual performance bonus targeted at 100% of his base salary. The new employment agreement also provides for standard benefits and contains customary confidentiality and non-competition provisions.

The employment agreement with Mr. Hanneman is for an indefinite term and is an “at will” agreement, which means that either Tower US or Mr. Hanneman may terminate the employment relationship without notice and without payment of any compensation (including voluntary resignation, retirement, termination with or without cause) except as otherwise provided. Mr. Hanneman’s employment agreement specifically provides for a severance payment upon termination under certain events. Under the terms of the employment agreement, the Company may terminate Mr. Hanneman’s employment in its sole discretion without cause and for any reason whatsoever, in which event Mr. Hanneman would be entitled to receive an amount equal to his annual base salary plus the portion of annual bonus earned. Under the terms of the employment agreement, upon termination after a Change of Control (as defined below), Mr. Hanneman would be entitled to receive an amount equal to his annual base salary plus the annual performance bonus (at target), immediate vesting of any unvested stock options and continuation of medical benefits for a period of one year.

“Change of Control” means:

(a)	any person or group of affiliated or associated persons acquires more than 50% of the voting power of the Company;

(b)	the consummation of a sale of all or substantially all of the assets of the Company;

(c)	the liquidation or dissolution of the Company;

(d)	a majority of the members of the Board are replaced during any 12-month period by Board members whose nomination or election was not approved by the members of the Board at the beginning of such period (the “Incumbent Board”) (provided that any subsequent members of the Board whose nomination or election was previously approved by the Incumbent Board shall thereafter be also deemed to be a member of the Incumbent Board); or

(e)	the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 51% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in the aggregate by the shareholders of the Company immediately prior to such merger, consolidation or reorganization. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to occur in the event of a sale of Company securities or debt as part of a bona fide capital raising transaction or internal corporate reorganization.

David Cross (CFO)

Upon David Cross’s appointment as CFO on May 11, 2015, the Company and Mr. Cross entered into a consulting agreement. Pursuant to the terms of this agreement, Mr. Cross has agreed to act as Chief Financial Officer of the Company (“CFO”). As consideration for so acting, pursuant to the agreement, Mr. Cross received an initial grant of 30,000 incentive stock options on June 9, 2015, and will be granted such further and additional incentive stock options as the Board may from time to time in its sole discretion determine, having regard to Mr. Cross’s position as a senior officer of the Company and his corresponding obligations in respect thereof, and his performance of the stipulated services under the agreement. The agreement does not provide for a fixed term, and is terminable by either the Company or Mr. Cross on 90 days’ notice, provided that the Company may terminate the agreement at any time upon notice if Mr. Cross is guilty of conduct that would, at common law, constitute just cause for summary dismissal of Mr. Cross if he were an employee of the Company, or if he is unwilling or unable to provide the stipulated services, either competently and efficiently or at all, or in the case of Mr. Cross declaring bankruptcy. No severance is payable other than as required by the notice provision (90 days).

Concurrent with the appointment of Mr. Cross as CFO, the Company entered into a consulting agreement with Cross Davis & Company LLP (“Cross Davis”), a general accounting firm of which Mr. Cross is a partner. Pursuant to such agreement, Cross Davis provides corporate accounting support to the Company in exchange for a monthly fee of C$6,000 per month, plus any applicable provincial sales tax and/or Canadian federal Goods and Services Tax. If the Company requests Cross Davis to provide additional services not specifically set out in the agreement, then the Company will pay for such services at a fee to be agreed. The agreement does not provide for a fixed term, and is terminable by either the Company or Cross Davis on 90 days’ notice, provided that the Company may terminate the agreement at any time upon notice if Cross Davis becomes bankrupt, or if it is unwilling or unable to provide the stipulated services, either competently and efficiently or at all. No payment is due upon termination other than as required by the notice provision (90 days).

The following table shows the estimated severance payment payable to the Company’s current NEOs if they were terminated on December 31, 2019 after a Change of Control.

Name	Salary ($)	Bonus ($)	Stock Option Awards	All Other Compensation ($)		Total ($)
Karl Hanneman, CEO	150,000	150,000	-	35,000	(1)	335,000
David Cross, CFO	N/A	N/A	-	C$18,000(2)		C$18,000

(1)	Estimated based on annual salary contribution to the 401(k) plan subject to the contribution limit as prescribed by the Internal Revenue Service and continuation of medical benefits for a period of twelve months.
(2)	Represents the amount payable assuming the required 3 months’ notice is not given and therefore a payout of 3 months’ consulting fees is required.

Director Compensation

The Board has approved the payment of annual retainer fees to the non-management directors of the Company in recognition of the fact that service as a director in an active resource exploration company such as the Company requires a significant commitment of time and effort and the assumption of increasing liability. As part of the Company’s effort to reduce corporate overhead costs beginning in 2018, the annual retainer for non-Paulson directors was reduced to C$10,000 in 2018.

Pursuant to the IRA, the directors who are nominees of Paulson are not entitled to receive any salary or other compensation (including directors’ fees) for their service as directors. Accordingly, neither Mr. Kim (Chair) nor Mr. Adamolekun receive any compensation for serving on the Board.

The Company reimburses all directors (including Paulson nominees) for their actual out-of-pocket costs incurred in attending Board and Board committee meetings. In addition, all directors have the benefit of customary directors’ and officers’ liability insurance providing coverage in amounts and terms satisfactory to Paulson. In addition, the Company is required to enter into indemnity agreements with each such director substantially in a form agreed by Paulson.

Director Compensation Table

The following table discloses all amounts of compensation provided to the Company’s directors for the Company’s most recently completed financial year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Damola Adamolekun(2)	-	-	-	-
Anton Drescher	7,537	-	62,607	70,144
John Ellis(3)	3,123	-	-	3,123
Stuart Harshaw	7,537	-	62,607	70,144
Thomas Irwin(3)	3,123	-	-	3,123
Marcelo Kim(2)	-	-	-	-
Stephen Lang	7,537	-	62,607	70,144
Thomas Weng	7,537	-	62,607	70,144

(1)	On August 8, 2019, each director other than the Paulson nominees received 97,647 DSUs having a fair value on the date of grant of $62,607.
(2)	As nominees of Paulson under the IRA, neither Mr. Adamolekun nor Mr. Kim is entitled to receive any compensation for acting as a director of the Company.
(3)	Mr. Ellis and Mr. Irwin did not stand for re-election at the Company’s 2019 annual general meeting of shareholders.

Outstanding Option-Based Awards

The following table sets forth the option-based awards granted to directors that were outstanding as at December 31, 2019 (based on vesting as it existed at December 31, 2019):

Option-based Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price (C$)	Option Grant Date	Option Expiration date	Value of Unexercised in-the-money options ($)(1)
Damola Adamolekun	-	-	-	-	-	-
Anton Drescher	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	60,000	-	1.11	March 10, 2014	March 10, 2022	-
	60,000	-	1.00	March 16, 2015	March 16, 2023	-
Stuart Harshaw	-	-	-	-	-	-
Stephen Lang	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	60,000	-	1.00	March 16, 2015	March 16, 2023	-
Thomas Weng	60,000	-	1.11	February 25, 2014	February 25, 2022	-
	60,000	-	1.11	March 10, 2014	March 10, 2022	-
	60,000	-	1.00	March 16, 2015	March 16, 2023	-
Marcelo Kim	-	-	-	-	-	-

(1)	Valued using the closing market price of Common Shares on the TSX on December 31, 2019 (C$0.70 per share) less the exercise price per share.

In addition to the options described above, each of the Company’s directors (other than the Paulson nominees) received a grant of 97,647 DSUs during the year ended December 31, 2019. Each DSU vests immediately and will entitle the holder to receive an equivalent number of Common Shares when the director in question ceases to serve as a director.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth details of all equity compensation plans of the Company as of December 31, 2019, consisting of the 2006 Incentive Stock Option Plan and 2017 Deferred Share Unit Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (C$)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders	3,835,445	0.88	14,921,922
Equity Compensation Plans Not Approved By Securityholders	-	-	None
Total	3,835,445	0.88	14,921,922

The maximum number of Common Shares issuable pursuant to security-based compensation arrangements (including the Stock Option Plan and the DSU Plan) may not exceed 10% of the Common Shares issued and outstanding from time-to-time. As at December 31, 2019, the maximum aggregate number of Common Shares that could be issued under the Stock Option Plan and the DSU Plan was 18,757,367, representing 10% of the number of issued and outstanding Common Shares on that date (on a non-diluted basis). As at December 31, 2019, the Company had stock options to potentially acquire 2,452,049 Common Shares outstanding under the Stock Option Plan (representing approximately 1.31% of the outstanding Common Shares) and 1,383,396 DSUs outstanding under the DSU Plan (representing approximately 0.74% of the outstanding Common Shares), leaving up to 14,921,922 Common Shares (representing approximately 7.95% of the outstanding Common Shares) available for future grants under the Stock Option Plan and DSU Plan combined (based on the number of outstanding Common Shares as at that date on a non-diluted basis (representing an aggregate of approximately 7.95% of the outstanding Common Shares).

There were no amendments to the terms of any previously granted options or DSUs during the financial year ended December 31, 2019.

Table of Annual Burn Rate

The following table sets forth the annual burn rate of all equity compensation plans of the Company for the last three financial years. The annual burn rate is the number of awards granted each year, expressed as a percentage of the weighted average number of outstanding Common Shares of the Company at the end of each financial year.

	Stock Option Plan			DSU Plan
	2019	2018	2017	2019	2018	2017
Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	187,232	420,085	250,000	488,235	708,540	648,435
Weighted Average Number of Securities Outstanding	187,361,481	182,051,570	162,284,057	187,361,481	182,051,570	162,284,057
Burn Rate	0.10%	0.23%	0.15%	0.26%	0.39%	0.40%

Stock Option Plan

The Stock Option Plan was approved by shareholders of the Company in September 2006, and subsequently re-approved by shareholders of the Company in November 2007, October 2008 and October 2009. The Stock Option Plan was subsequently amended and approved by shareholders in September 2012 and May 2015, and re-approved by shareholders of the Company in May 2018. The Stock Option Plan is a “rolling” plan, which means that the maximum number of Common Shares that may be issued pursuant to the exercise of options granted under the Stock Option Plan is 10% of the number of issued and outstanding Common Shares as at the date of grant.

Purpose of the Stock Option Plan

The Stock Option Plan is intended as an incentive to enable the Company to attract and retain qualified directors, officers, employees and consultants of the Company and its affiliates, promote a proprietary interest in the Company and its affiliates among its employees, officers, directors and consultants, and stimulate the active interest of such persons in the development and financial success of the Company and its affiliates.

General Description of the Stock Option Plan

The Stock Option Plan is administered by the Compensation Committee. Options are granted by the Board based upon the recommendations of the Compensation Committee. The following is a brief description of the Stock Option Plan, which description is qualified in its entirety by the Stock Option Plan.

1.	Options may be granted to Employees, Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants (all as defined in the Stock Option Plan) of the Company and its affiliates who are, in the opinion of the Compensation Committee, in a position to contribute to the success of the Company or any of its affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Compensation Committee, worthy of special recognition.

2.	The aggregate number of Common Shares that may be made issuable pursuant to options granted under the Stock Option Plan at any particular time, unless otherwise approved by shareholders, may not exceed that number which is equal to 10% of the Common Shares issued and outstanding at such time. For greater certainty, in the event options are exercised, expire or otherwise terminate, the Company may (subject to such 10% limit) grant an equivalent number of new options under the Stock Option Plan and the Company may (subject to such 10% limit) continue to grant additional options under the Stock Option Plan as its issued capital increases, even after the Stock Option Plan has received regulatory acceptance and shareholder approval.

3.	The number of Common Shares subject to each option will be determined by the Board at the time of grant (based upon the recommendations of the Compensation Committee), provided that the maximum aggregate number of Common Shares issued pursuant to the exercise of options granted to insiders under the Stock Option Plan (together with those Common Shares which may be issued pursuant to any other security-based compensation plan of the Company or any other options for services granted by the Company) within a 12 month period shall not exceed 10% of the issued and outstanding number of Common Shares. Subject to the overall 10% limit described in 2 above, and the limitations on options to insiders as set forth above, there is no maximum limit on the number of options which may be granted to any one person.

4.	The exercise price of an option will be set by the Compensation Committee in its discretion, but such price shall be fixed in compliance with the applicable provisions of the TSX Company Manual in force at the time of grant and, in any event, will not be less than the closing price of the Common Shares on the TSX on the day prior to the option grant.

5.	Options may be exercisable for a period of up to ten years from the date of grant. The Stock Option Plan does not contain any specific provisions with respect to the causes of cessation of entitlement of any optionee to exercise his or her option, provided, however, that the Board may, at the time of grant, determine that an option will terminate within a fixed period (which is shorter than the option term) upon the ceasing of the optionee to be an eligible optionee (for whatever reason) or upon the death of the optionee, provided that, in the case of the death of the optionee, an option will be exercisable only within one year from the date of the optionee’s death.

6.	Notwithstanding the expiry date of an option set by the Board, the expiry date will be adjusted, without being subject to the discretion of the Board or the Compensation Committee, to take into account any blackout period imposed on the optionee by the Company. If the expiry date falls during, or within 10 business days after, a blackout period, then the expiry date of such option will, without any further action by the Compensation Committee or the Board, be extended to the close of business on the tenth business day after the end of such blackout period.

7.	The Stock Option Plan does not provide for any specific vesting periods. The Compensation Committee may, at the time of grant of an option, determine when that option will become exercisable and any applicable vesting periods, and may determine that that option will be exercisable in installments.

8.	On the occurrence of a takeover bid, issuer bid or going private transaction, the Board has the right to accelerate the date on which any option becomes exercisable and may, if permitted by applicable legislation, permit an option to be exercised conditional upon the tendering of the Common Shares thereby issued to such bid and the completion of, and consequent taking up of such Common Shares under, such bid or going private transaction.

9.	Options are non-assignable (except as specifically provided in the Stock Option Plan in the event of the death of the optionee), and may, during his or her lifetime, only be exercised by the optionee.

10.	The exercise price per Common Share under an option may be reduced, at the discretion of the Board (upon the recommendation of the Compensation Committee), if (a) at least six months has elapsed since the later of the date such option was granted and the date the exercise price for such option was last amended and (b) if required by the TSX, shareholder approval (including disinterested shareholder approval) is obtained.

11.	If there is any change in the number of Common Shares outstanding through any declaration of a stock dividend or any consolidation, subdivision or reclassification of the Common Shares, the number of Common Shares available under the Stock Option Plan, the Common Shares subject to any granted stock option and the exercise price thereof will be adjusted proportionately, subject to any approval required by the TSX. If the Company amalgamates, merges or enters into a plan of arrangement with or into another corporation, and the Company is not the surviving or acquiring corporation, then, on any subsequent exercise of such option, the optionee will receive such securities, property or cash which the optionee would have received upon such reorganization if the optionee had exercised his or her option immediately prior to the record date.

12.	The Stock Option Plan provides that, subject to the policies, rules and regulations of any lawful authority or regulatory body having jurisdiction over the Company (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Stock Option Plan or any option granted under the Stock Option Plan (or related stock option agreement) for administrative purposes or in such other respects as it may consider advisable including, without limitation, to:
(a)	ensure that the options granted under the Stock Option Plan will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a optionee to whom an option has been granted may from time to time be resident or a citizen;

(b)	correct any defect or omission or reconcile any inconsistency in the Stock Option Plan, any option or option agreement;

(c)	change the vesting provisions of an option or the Stock Option Plan;

(d)	subject to (m) below, change termination provisions of an option;

(e)	add or modify a cashless exercise feature providing for payment in cash or securities upon the exercise of options;

(f)	ensure compliance with applicable laws or the requirements of the TSX or any regulatory body or stock exchange with jurisdiction over the Company;

(g)	add or change provisions relating to any form of financial assistance provided by the Company to participants under the Stock Option Plan that would facilitate the purchase of securities under the Stock Option Plan;

provided that shareholder approval shall be obtained for any amendment that results in:

(h)	an increase in the Common Shares issuable under options granted pursuant to the Stock Option Plan;

(i)	a change in the persons who qualify as participants eligible to participate under the Stock Option Plan;

(j)	a reduction in the exercise price of an option;

(k)	the cancellation and reissuance of any option;

(l)	the extension of the term of an option;

(m)	a change in the insider participation limit contained in subsection 5.1(b) (see paragraph 3 above);

(n)	options becoming transferable or assignable other than for the purposes described in section 10; and

(o)	a change in the amendment provisions contained in section 16 (the section which permits the foregoing amendments).

DSU Plan

The DSU Plan was adopted by the Company on April 4, 2017 and approved by the shareholders of the Company on May 24, 2017. The DSU Plan must be re-approved by the shareholders of the Company every three years.

Purpose of the DSU Plan

The purpose of the DSU Plan is to allow the Company to grant DSUs, each of which is equivalent in value to a Common Share, to directors, officers and employees of the Company or a subsidiary of the Company (“Eligible Persons”) in recognition of their contributions and to provide for an incentive for their continuing relationship with the Company. The granting of such DSUs is intended to promote a greater alignment of the interests of Eligible Persons with the interests of shareholders.

General Description of the DSU Plan

The DSU Plan is administered by the Compensation Committee. The following is a brief description of the DSU Plan, which description is qualified in its entirety by the DSU Plan.

1.	The Compensation Committee, from time to time in its sole discretion, may grant DSUs to Eligible Persons (“Participants”). In respect of each grant of DSUs, the Compensation Committee will determine on the date of any such grant (i) the number of DSUs allocated to the Participant, (ii) whether the Participant will be entitled to elect to receive a cash payment in lieu of Common Shares in respect of such DSUs on the Distribution Date (as defined below) (such DSUs, “Cash Option DSUs”), (iii) any vesting conditions that may be applicable to such grant, and (iv) such other terms and conditions of the DSUs applicable to the grant.

2.	Unless otherwise provided at the time of grant, DSUs will be fully vested upon being granted. One or more accounts (each, an “Account”) will be maintained by the Company in respect of each Participant and will be credited by means of a book-keeping entry with DSU’s granted to such Participant from time to time.

3.	Notwithstanding any other provision of the DSU Plan:

(a)	the maximum number of Common Shares issuable pursuant to outstanding DSUs at any time will be limited to 10% of the aggregate number of issued and outstanding Common Shares, provided that the maximum number of Common Shares issuable pursuant to outstanding DSUs and all other security-based compensation arrangements (which includes the Stock Option Plan), may not exceed 10% of the Common Shares outstanding from time to time;

(b)	the number of Common Shares reserved for issuance to any one Participant under all security based compensation arrangements may not exceed 5% of the issued and outstanding Common Shares;

(c)	the number of Common Shares issuable to insiders (as defined in the TSX Company Manual), at any time, under all security-based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares; and

(d)	the number of Common Shares issued to insiders, within any one year period, under all security based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares.

For the purposes of the above limitations, issued and outstanding Common Shares are computed on a non-diluted basis. Any increase in the issued and outstanding Common Shares (whether as a result of the issue of Common Shares pursuant to DSUs or otherwise) will result in an increase in the number of Common Shares that may be issued pursuant to DSUs outstanding at any time and any increase in the number of DSUs granted will, upon the issue of Common Shares pursuant thereto, make new grants available under the DSU Plan. Further, if the acquisition of Common Shares by the Company for cancellation should result in the foregoing tests no longer being met, this will not constitute non-compliance with the above limitations for any grants outstanding prior to such purchase of Common Shares for cancellation. DSUs that are cancelled or terminated will result in the Common Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the DSU Plan to the extent of any Common Shares issuable thereunder that are not issued under such cancelled or terminated DSUs.

4.	A Participant who ceases to hold any office as a director, officer or employee of the Company or a subsidiary of the Company, including as a result of disability or death (the date of such cessation, the “Separation Date”), will have the right to receive, subject to adjustment where cash dividends are paid in Common Shares, that number of Common Shares from treasury (“Payment Shares”) equal to the number of DSUs in the Participant’s Account(s) or, in the case of Cash Option DSUs and upon the election of the Participant, a cash payment (a “Cash Payment”) in lieu of Payment Shares in respect of a portion or all of such DSUs, on the date (the “Distribution Date”) that the Participant may elect by written notice delivered to the Chief Financial Officer of the Company on or before November 15 of the calendar year following the calendar year in which the Separation Date occurs; provided however, that in no event will the Distribution Date be earlier than the Separation Date or later than December 1 of the calendar year following the calendar year in which the Separation Date occurs. If the Participant fails to deliver such notice, the Distribution Date will be deemed to be December 1 of the calendar year following the calendar year in which the Separation Date occurs.

5.	A Cash Payment, if applicable, will be equal to (a) the number of DSUs in respect of which the Participant has elected to receive cash in lieu of Payment Shares multiplied by (b) the Fair Market Value (as defined in the DSU Plan) of a Common Share on the Distribution Date.

6.	The Payment Shares and/or, where applicable, the Cash Payment will be issued or paid within ten (10) business days after the Distribution Date. Upon payment in full of the value of all of the DSUs in the Participant’s Account(s) by way of Payment Shares and/or a Cash Payment, as the case may be, less any applicable withholding taxes, the DSUs will be cancelled and no further payments will be made to the Participant under the DSU Plan.

7.	In the event: (a) of any change in the Common Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; (b) that any rights are granted to all or substantially all shareholders to purchase Common Shares at prices substantially below Fair Market Value as of the date of grant (other than the payment of dividends in respect of the Common Shares); or (c) that, as a result of any recapitalization, merger, consolidation or other transaction, the Common Shares are converted into or exchangeable for any other securities or property, the Board may make such adjustments to the DSU Plan, the agreements documenting each grant under the DSU Plan (the “DSU Agreements”) and the DSUs outstanding under the DSU Plan as the Board may, in its discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Participants and/or to provide for the Participants to receive and accept such other securities or property in lieu of Common Shares as the Board in its discretion considers fair and appropriate in the circumstances, and the Participants will be bound by any such determination.

8.	The Board may amend, suspend or discontinue the DSU Plan or amend any DSU or DSU Agreement at any time without the consent of any Participant, provided that such amendment, suspension or termination will not adversely alter or impair the rights of any Participant in respect of any DSU previously granted to such Participant under the DSU Plan, except as otherwise permitted under the DSU Plan. In addition, the Board may, by resolution, amend the DSU Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder approval; provided, however, that at any time while the Common Shares are listed for trading on the TSX, the Board will not be entitled to amend the DSU Plan or any DSU granted under it (together with any related DSU Agreement) without shareholder and, if applicable, TSX acceptance: (a) to increase the maximum number of Common Shares issuable pursuant to the DSU Plan; (b) to permit the assignment or transfer of a DSU other than as provided for in the DSU Plan; (c) to add to the categories of persons eligible to participate in the DSU Plan; (d) to remove or amend the limits on issuances to insiders under the DSU Plan; (e) to remove or amend the amendment provisions of the DSU Plan; or (f) in any other circumstances where TSX and shareholder approval is required by the TSX.

9.	If the Board terminates or suspends the DSU Plan, previously credited DSUs will remain outstanding and in effect in accordance with the terms of the DSU Plan.

10.	Except as required by law, the rights of a Participant under the DSU Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

Outstanding Options and DSUs

Notwithstanding any other provision of the Stock Option Plan or the DSU Plan, the maximum number of Common Shares issuable pursuant to security-based compensation arrangements (including the Stock Option Plan and the DSU Plan) may not exceed 10% of the Common Shares outstanding from time to time.

As at April 7, 2020, the Company had stock options to potentially acquire 2,452,049 Common Shares outstanding under the Stock Option Plan (representing approximately 1.31% of the outstanding Common Shares) and 1,383,396 outstanding DSUs (representing approximately 0.74% of the outstanding Common Shares), leaving up to 14,921,922 Common Shares (representing approximately 7.95% of the outstanding Common Shares) available for future grants under the Stock Option Plan and the DSU Plan as at that date.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

No individual who is, or at any time during the last completed financial year was, a director or executive officer of the Company or who is a proposed nominee for election as a director of the Company, or any of their respective associates or affiliates, has been, at any time since January 1, 2019, the beginning of the Company’s last completed financial year, either (a) indebted to the Company or any of its subsidiaries or (b) indebted to an entity where such indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set forth elsewhere in this Proxy Statement, no informed person of the Company, proposed director of the Company, or any associate of affiliate of any informed person or proposed director has had any material interest, direct or indirect, in:

(a)	any transaction since January 1, 2019 (being the commencement of the Company’s last completed financial year); or

(b)	any proposed transaction,

which materially affected or would materially affect the Company or any of its subsidiaries. As defined in National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators, “informed person” means:

(a)	a director or executive officer of a reporting issuer;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer;

(c)	any person or company who beneficially owns, directly or indirectly, voting securities of a reporting issuer or who exercises control or direction over voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

MANAGEMENT CONTRACTS

The management functions of the Company during 2019 were not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

PROPOSAL TWO – APPOINTMENT OF AUDITORS

The Audit Committee has recommended that Davidson & Company LLP (“Davidson”) be nominated for appointment at the Meeting as the Company’s independent auditors for the fiscal year ending December 31, 2020. Davidson are the current independent auditors for the Company, and were first appointed as such on May 24, 2017.

Accordingly, unless such authority is withheld, the persons named in the accompanying proxy intend to vote for the appointment of Davidson as auditors of the Company for the financial year ending December 31, 2020, and to authorize the Directors to fix the auditors’ remuneration.

Representatives of Davidson are expected to be present at the Meeting, either in person or telephonically, and will have the opportunity to make a statement, if they desire. Also, Davidson will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees

The following table provides amounts billed by Davidson, the Company’s independent auditors, for the fiscal years ended December 31, 2019 and December 31, 2018 for professional services rendered to the Company during the last two fiscal years:

	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)	Total Fees ($)
Fiscal Year Ended December 31, 2019	30,148	14,697	-	-	44,845
Fiscal Year Ended December 31, 2018	34,745	15,055	-	-	49,800

(1)	Audit-related fees consisted of procedures related to interim financial statements.

The Audit Committee has established procedures for engagement of an independent registered public accounting firm to perform services other than audit, review and attest services. In order to safeguard the independence of the Company’s auditor, for each engagement to perform such non-audit service, (a) the Company and the auditor affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) the Company describes the reasons for hiring the auditor to perform the services; and (c) the auditor affirms to the Audit Committee that it is qualified to perform the services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting. All services provided by Davidson in 2019 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures.

Vote Required for Approval

With respect to the appointment of the auditors, the allowable votes are “For” and “Withhold”. “Withhold” votes do not represent “Against” votes. Accordingly, a single vote “For” will be sufficient to elect Davidson, who are proposed by the Company’s Audit Committee for appointment as the Company’s auditors for the fiscal year ending December 31, 2020.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF DAVIDSON

& COMPANY LLP AS AUDITOR/INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE

COMPANY.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following Audit Committee Report shall not be deemed “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

Audit Committee Report

The Audit Committee has reviewed and discussed with the Company and Davidson, the Company’s independent auditors for the Fiscal Year 2019, the audited financial statements of the Company for the fiscal year ended December 31, 2019. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with Davidson the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and letter from Davidson required by applicable requirements of the Public Company Accounting Oversight Board regarding Davidson’s communications with the Audit Committee concerning independence, and has discussed with Davidson its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Anton Drescher, Chair

Stuart Harshaw

Thomas Weng

PROPOSAL THREE – ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, at the Meeting shareholders will be asked to approve the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Company is asking shareholders to approve an advisory, non-binding resolution on compensation of its named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to the Fiscal Year 2019 executive compensation strategy and the compensation paid to the NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs as described in this Proxy Statement.

Although the vote on this proposal is advisory only, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Three is required to approve the matter.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY

RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR – RE-APPROVAL OF 2017 DEFERRED SHARE UNIT INCENTIVE PLAN

Under the rules of the TSX, any equity-based compensation arrangement that does not have a fixed maximum number of securities issuable, and all unallocated rights and entitlements thereunder, must be approved by shareholders three years after institution.

While the maximum number of Common Shares issuable pursuant to security-based compensation arrangements (including the Stock Option Plan and the DSU Plan) may not exceed 10% of the Common Shares issued and outstanding from time-to-time, the maximum number of Common Shares that may be issued pursuant to the DSU Plan is not fixed. Accordingly, the DSU Plan and any unallocated entitlements thereunder must be approved. As the DSU has not been re-approved by shareholders of the Company since it was initially adopted by shareholders on May 24, 2017, an ordinary resolution will be placed before shareholders at the Meeting to re-approve the DSU Plan and approve any unallocated DSUs or entitlements thereunder.

For a general description of the terms and conditions of the DSU Plan, see “Securities Authorized For Issuance Under Equity Compensation Plans – DSU Plan – General Description of the DSU Plan” on page 34.

Shareholder Approval

At the Meeting, the shareholders of the Company will be asked to pass the following ordinary resolution, in substantially the following form, re-approving the Deferred Stock Unit Plan and approving any unallocated DSUs under the DSU Plan:

Required Re-approval of Deferred Stock Unit Plan

“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	the Company’s 2017 Deferred Share Unit Plan (the “DSU Plan”) be and is hereby re-approved;

2.	the Company be and is hereby authorized to grant deferred share units (“DSUs”) pursuant to the terms and conditions of the DSU Plan entitling the holders of DSUs to receive Common Shares equal in number up to an aggregate fixed percentage of 10% of the issued and outstanding common shares (“Common Shares”) of the Company, provided that the maximum number of Common Shares issuable pursuant to outstanding DSUs and all other equity-based compensation arrangements (including the Company’s 2006 Incentive Stock Option Plan) may not exceed 10% of the number of Common Shares issued and outstanding from time to time, and all unallocated DSU and entitlements issuable pursuant to the DSU Plan be and are hereby specifically authorized and approved until May 27, 2023; and

3.	the directors of the Company are hereby authorized, to the extent permitted under the DSU Plan, to make such amendments to the DSU Plan as the directors of the Company may, in their sole discretion, determine are necessary, desirable or useful, including, without limiting the generality thereof, authority, from time to time, to make amendments to the DSU Plan without the approval of or further authority from the shareholders of the Company, but only as specifically permitted in the DSU Plan.”

The Board considers that the ability to grant DSUs is an important component of its compensation strategy and is necessary to enable the Company to compete for and attract and retain qualified directors, officers, employees and consultants in the industry in which the Company operates. If the DSU Plan is not re-approved by the shareholders, existing grants will not be affected, but the Company will not be entitled to grant additional grants, and exercised, expired or terminated options will not be available for re-grant.

No additional grants are currently planned as of the date of this Proxy Statement. As at April 7, 2020, there are ten persons eligible to participate in the DSU Plan.

Vote Required for Approval

The affirmative vote of a simple majority (50% +1) of the votes eligible to vote at the Meeting and actually voted on Proposal Four is required to re-approve the DSU Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RE-APPROVAL OF THE DSU PLAN.

OTHER MATTERS

The Board knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting each person named in the proxy is entitled to vote such proxy in accordance with his own judgment on such matters.

Shareholder Proposals

Pursuant to the rules of the SEC, shareholder proposals intended to be presented at the 2021 annual general meeting of shareholders and to be included in the Company’s proxy materials for the 2021 annual general meeting of shareholders must be received by the Company at its registered office in Vancouver, British Columbia, by no later than December 18, 2020, which is 120 calendar days before the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting, if such proposals are to be considered timely and included in the proxy materials. If the next annual general meeting of shareholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. The inclusion of any shareholder proposal in the proxy materials for the 2021 annual general meeting of shareholders will be subject to the applicable rules of the Securities and Exchange Commission.

Proxies for the 2021 annual general meeting of shareholders will confer discretionary authority to vote with respect to all proposals of which the Company does not receive proper notice by 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual general meeting of shareholders. If the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the registrant sends its proxy materials for the current year.

The Company’s Articles do not provide a method for a shareholder to submit a proposal for consideration at the 2021 annual general meeting of shareholders. However, the BCBCA, in Division 7 of Part 5, “Shareholder Proposals”, sets forth the procedure by which a person who:

(a)	is a registered owner or beneficial owner of one or more Common Shares; and

(b)	has been a registered owner or beneficial owner of one or more such Common Shares for an uninterrupted period of at least 2 years before the date of the signing of the proposal,

may submit a written notice setting out a matter that the submitter wishes to have considered at the next annual general meeting of shareholders of the Company (a “proposal”). The BCBCA also sets out the requirements for a valid proposal and provides for the rights and obligations of the Company and the submitter upon a valid proposal being made. In general, for a proposal to be valid, it must be supported in writing by the holders of either at least 1% of the issued Common Shares or Common Shares having an aggregate value of CAD2,000, must contain certain information and must be submitted to the registered office of the Company at least three months before the anniversary of the Company’s last annual general meeting of shareholders.

ADDITIONAL INFORMATION

Additional information regarding the Company and its business activities is available on the SEDAR website located at www.sedar.com under “Company Profiles – International Tower Hill Mines Ltd.” and the SEC’s internet website at www.sec.gov. The Company’s financial information is provided in the Company’s comparative financial statements and related management discussion and analysis for its most recently completed financial year and may be viewed on the SEDAR website and the SEC’s website at the locations noted above. Shareholders of the Company may request copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed as the Company’s 2019 Annual Report on Form 10-K) and financial statements and related management discussion and analysis for the fiscal year ended December 31, 2019, by contacting the Corporate Secretary of the Company by mail at Suite 2300 – 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/Debbie Evans

Debbie Evans, Corporate Secretary

Vancouver, British Columbia, Canada

April 7, 2020

2020 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE-AND-ACCESS NOTIFICATION TO SHAREHOLDERS

You are receiving this notification because International Tower Hill Mines Ltd. (the “Company”) has decided to use the notice and access model for delivery of meeting materials for its 2020 Annual General and Special Meeting (“Meeting”) to its registered and beneficial shareholders. This Notice and Access Notification regarding the Meeting is prepared under the notice-and-access rules that came into effect on February 11, 2013 under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer” and equivalent U.S. rules. Under notice and access, shareholders still receive a proxy or voting instruction form enabling them to vote at the Meeting. However, instead of a paper copy of the Notice of Meeting and Proxy Statement/Information Circular (“Proxy Statement”), shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally responsible as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders.

MEETING DATE AND LOCATION

Date & Time	Wednesday, May 27, 2020 at 8:45 a.m. Alaska Daylight Time

Place:	International Tower Hill Mines Ltd.
506 Gaffney Road, Suite 200
Fairbanks, Alaska
USA

Due to the fact that travel restrictions may preclude you from travelling to the meeting and restrictions on social gathering place constraints on in-person meetings, you are strongly encouraged and advised to submit your proxy by the proxy deadline (9:00 a.m. Alaska Daylight Time / 1:00 p.m. Eastern Daylight Time) on Monday, May 25, 2020 rather than attending the meeting. As a result of travel and gathering restrictions, a dedicated phone line (800-315-6338 or +1-913-904-9376, access code 82800) will be available for shareholders to listen to the meeting.

Only shareholders who own common shares of the Company at the close of business on the record date of

April 7, 2020 may vote at the Meeting or any adjournment or postponement of the Meeting.

AT THE MEETING, SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:

1.	Election of Directors: Shareholders will be asked to elect seven (7) directors for the ensuing year. Information can be found in the “Proposal One - Election of Directors” section of the Proxy Statement.

2.	Appointment of Auditors: Shareholders will be asked to appoint Davidson & Company LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020, and to authorize the Company’s directors to fix their remuneration. Information can be found in the “Proposal Two - Appointment of Auditors” section of the Proxy Statement.

3.	Advisory Vote on Compensation of NEOs: Shareholders will be asked to approve an advisory, non-binding resolution on the compensation of the Company’s named executive officers as described in the Proxy Statement. Information can be found in the “Compensation Discussion and Analysis” and “Proposal Three - Advisory Vote on Compensation of the Named Executive Officers” section of the Proxy Statement.

4.	Advisory Vote on Re-Approval of 2017 Deferred Share Unit Incentive Plan: Shareholders will be asked to re-approve the Company’s 2017 Deferred Share Unit Incentive Plan and approve any unallocated deferred share units or entitlements issuable pursuant to such plan. Information can be found in the “Proposal Four – Re-Approval of 2017 Deferred Share Unit Incentive Plan” section of the Proxy Statement.

5.	Other Business: Shareholders may be asked to consider other items of business that may be properly brought before the Meeting. Information respecting the use of discretionary authority to vote on any such other business can be found in the “Proxy Instructions” section of the Proxy Statement.

SHAREHOLDERS ARE REMINDED TO VIEW THE MATERIALS FOR THE MEETING
PRIOR TO VOTING

WEBSITE WHERE MEETING MATERIALS ARE POSTED:

http://www.ithmines.com/investors/agm-materials/

Materials for the Meeting may also be viewed online at www.sedar.com under the Company’s profile.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS:

Shareholders may request that paper copies of the materials for the Meeting be sent to them by postal delivery at no cost to them by either calling the Company at 1-855-428-2825 (toll free) or by sending a written request to our offices at the address below:

Suite 200 – 506 Gaffney Road

Fairbanks, Alaska

USA 99701

Attention: Corporate Secretary

Shareholders may also access the materials for the Meeting through the internet by going to the Company’s website at: http://www.ithmines.com/investors/agm-materials/ or by sending an email to RSolie@ithmines.com or DEvans@ithmines.com and requesting a copy be sent to them by e-mail.

Requests may be made up to one (1) year from the date the Proxy Statement was filed on SEDAR, but requests should be received at least five (5) business days in advance of May 25, 2020, being the proxy cut-off date for voting at the Meeting, in order to receive the materials for the Meeting in advance of the proxy cut-off date for the Meeting.

VOTING:

Registered shareholders are asked to return their proxies using one of the following methods at least one (1) business day in advance of May 25, 2020, being the proxy cut-off date for the Meeting:

INTERNET:	www.investorvote.com

TELEPHONE:	1-866-732-VOTE (8683) Toll Free

MAIL:	Computershare Investor Services Inc., Proxy Dept. 100 University Avenue, 8th Floor, Toronto, Ontario, CANADA

Non-registered holders are asked to use the Voting Instruction Form provided by Computershare or Broadridge, as applicable, and RETURN IT TO COMPUTERSHARE OR BROADRIDGE, as applicable (not to the Company), or vote through the Internet or by telephone as indicated on the Voting Instruction Form, in each case as soon as practicable to ensure that it is transmitted on time. It must be received by Computershare or Broadridge, as applicable, with sufficient time for them to file a proxy by the proxy deadline of May 25, 2020.

Shareholders with questions about notice-and-access can email the Company at DEvans@ithmines.com.

INTERNATIONAL TOWER HILL MINES LTD.

(the “Company”)

Request for Financial Statements

In accordance with National Instrument 51-102 – Continuous Disclosure Obligations, registered and beneficial shareholders may elect annually to receive a copy of our annual financial statements and corresponding management discussion and analysis (“MD&A”) or interim financial statements and the corresponding MD&A, or both.

If you wish to receive these documents this year, please return this completed form to:

INTERNATIONAL TOWER HILL MINES LTD.

Suite 2300 – 1177 West Hastings Street

Vancouver, BC V6E 2K3

or fax to (604) 408-7499

You will not automatically receive copies of the financial statement(s) unless this card is completed and returned. Copies of previously issued annual and quarterly financial statements and related MD&A are available to the public on the SEC website at www.sec.gov and on the SEDAR website at www.sedar.com

I HEREBY CERTIFY that I am a registered and/or beneficial holder of the Company, and as such, request that my name be placed on the Company’s Mailing List in respect to its annual and/or interim financial statements and the corresponding MD&A for the current financial year.

Please send me:

☐	Interim Financial Statements with MD&A

☐	Annual Financial Statements with MD&A

PLEASE PRINT

FIRST NAME	LAST NAME

ADDRESS

CITY	PROVINCE/STATE	COUNTRY	POSTAL/ZIP CODE

EMAIL	SIGNATURE OF SHAREHOLDER

DATE

PREFERRED METHOD OF COMMUNICATION: Email: ______or Mail: _____

CUSIP: 46050R102

INTERNATIONAL TOWER HILL MINES LTD8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com000001Mr A Sample Designation (if any) Add1 Add2 add3 add4 add5 add6Security ClassCOMMONHolder Account NumberC1234567890 XXXForm of Proxy - Annual General and Special Meeting to be held on Wednesday, May 27, 2020This Form of Proxy is solicited by and on behalf of Management.Notes to proxy1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management.Proxies submitted must be received by 9:00 am, Alaska Daylight Time / 1:00 pm, Eastern Daylight Time, on Monday, May 25, 2020VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!• Call the number listed BELOW from a touch tone telephone.• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.1-866-732-VOTE (8683) Toll FreeIf you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.123456789012345CONTROL NUMBER

CPUQC01.E.INT/000001/i123401LEDBMR SAM SAMPLEC1234567890XXX123Appointment of ProxyholderOROR Print the name of the person you are appointing if this person is someone other than Karl Hanneman or Debbie Evans.I/We being holder(s) of International Tower Hill Mines Ltd. hereby appoint: Karl Hanneman, the Chief Executive Officer and the alternative if he is not available, Debbie Evans, the Corporate SecretaryNote: Due to recently announced restrictions and recommendations regarding public meetings and social distancing measures as a result of COVID-19, shareholders are strongly encouraged to vote their common shares in advance of the Meeting rather than attending in person. Social distancing measures will be strictly enforced at the Meeting and travel restrictions may make it difficult for shareholders to travel to and from the Meeting. If you strike out the names of the management-designated proxyholders and insert your name or an alternative name, there is no assurance that you or your proxyholder will be able to attend and vote your shares at the meeting.as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of International Tower Hill Mines Ltd. to be held at the Company’s Fairbanks office at 506 Gaffney Road, Suite 200, Fairbanks, Alaska 99701 on Wednesday, May 27, 2020 at 8:45 am (Alaska Daylight Time) and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.1. Election of DirectorsForWithholdForWithholdForWithhold01. Damola Adamolekun02. Anton Drescher03. Karl Hanneman04. Stuart Harshaw05. Marcelo Kim06. Stephen Lang07. Thomas WengForWithhold2. Appointment of Auditors Appointment of Davidson & Company LLP as Auditors of the Company for the fiscal year ending December 31, 2020 and authorizing the Directors to fix their remuneration.AgainstFor3. Advisory Vote on Compensation of NEOs To approve the compensation paid to the Company’s NEO’s on an advisory non-binding basis.ForAgainst4. Re-Approval of 2017 Deferred Share Unit Incentive Plan To re-approve the Company’s 2017 Deferred Share Unit Incentive Plan and approve any unallocated deferred share units or entitlements issuable pursuant to such plan.Authorized Signature(s) – This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.DateSignature(s)MM / DD / YYAR0ITHQXXXX29499599999999999901LEEA